                      COLLABORATION AND LICENSE AGREEMENT


                                 BY AND BETWEEN


                 NEUROGEN CORPORATION, A DELAWARE CORPORATION,


                                      AND


                 SCHERING CORPORATION, A NEW JERSEY CORPORATION


                                      AND


                   SCHERING-PLOUGH LTD., A SWISS CORPORATION

                               TABLE OF CONTENTS


                                                               Page
                                                               ----

ARTICLE 1 - DEFINITIONS......................................  1
     1.1  "Active Ingredient"................................  1
     1.2  "Affiliate"........................................  1
     1.3  "Collaboration Committee"..........................  2
     1.4  "Development Committee"............................  2
     1.5  "Dopamine Agonist/Antagonist"......................  2
     1.6  "D4 Antagonist"....................................  2
     1.7  "Earned Royalty"...................................  2
     1.8  "Effective Date"...................................  3
     1.9  "FDA"..............................................  3
     1.10  "Field"...........................................  3
     1.11  "Fully Burdened Manufacturing Costs"..............  3
     1.12  "IND".............................................  3
     1.13  "Know-How"........................................  3
     1.14  "Licensed Combination"............................  4
     1.15  "Licensed Compound"...............................  4
     1.16  "Licensed Product"................................  4
     1.17  "NDA".............................................  4
     1.18  "Net Sales".......................................  4
     1.19  "Neurogen Transfer Price".........................  4
     1.20  "Neurogen Dopamine Agonist/Antagonist
           Technology".......................................  4
     1.21  "Patent Rights"...................................  5
     1.22  "Program Dopamine Agonist/Antagonist".............  5
     1.23  "Research Program"................................  6
     1.24  "Schering D1 Dopamine Antagonists"................  6
     1.25  "Schering Technology".............................  6
     1.26  "Screening Agreement".............................  6
     1.27  "Subject Country".................................  6
     1.28  "Territory".......................................  6
     1.29  "Trademark".......................................  6
     1.30  "Valid Claim".....................................  6

ARTICLE 2 - INTELLECTUAL PROPERTY
            GRANTS AND LICENSE AND RESEARCH PAYMENTS
            AND MANUFACTURING RIGHTS.........................  7
     2.1  License Grants.....................................  7
     2.2  Research Program Funding...........................  9
     2.3  Other Program Funding..............................  9
     2.4  Schizophrenia Milestone Payments...................  9
     2.5  Supplemental Indication Milestone Payments for
          Indications in Addition to Schizophrenia...........  10
     2.6  Other Milestone Payments...........................  10
     2.7  Milestone Achievement Notices......................  11


     2.8  Screening Agreement Payments.......................  11
     2.9  Manufacturing Rights...............................  11

ARTICLE 3 - ROYALTIES........................................  17
     3.1  Royalty Payment Dates..............................  17
     3.2  Direct Affiliate Licenses..........................  17
     3.3  Place of Royalty Payment and Currency Conversions..  17
     3.4  Royalties on Resales...............................  18
     3.5  Royalty Deductions if Infringements................  19
     3.6  Duration of Royalty Payments.......................  19
     3.7  Maintenance of Royalty Records.....................  20
     3.8  Compulsory Royalties...............................  20

ARTICLE 4 - RESEARCH AND DEVELOPMENT PROGRAMS AND DILIGENT
            EFFORTS OF THE PARTIES...........................  21
     4.1  Research Programs and Extensions...................  21
     4.2  Initial Neurogen Disclosures.......................  22
     4.3  Research Programs, Reports, and Committees.........  23
     4.4  Review of Research Program Data....................  24
     4.5  Development Program................................  24
     4.6  Schering Diligence.................................  25
     4.7  Confidentiality Obligations........................  26
     4.8  Neurogen Rights to Relinquished Licensed
          Compounds..........................................  27

ARTICLE 5 - TRADEMARKS.......................................  27

ARTICLE 6 - PATENT RIGHTS AND THIRD PARTY UNLICENSED SALES...  27
     6.1  Patents............................................  27
     6.2  Prosecution and Maintenance........................  27
     6.3  Patent Extensions..................................  29
     6.4  Third Party Infringements..........................  29
     6.5  Complete List of Patents...........................  29

ARTICLE 7 - TERM AND TERMINATION.............................  30
     7.1  Term                                                 30
     7.2  Termination for Breach.............................  30
     7.3  Voluntary Schering Termination.....................  30
     7.4  Post Termination Royalties.........................  30
     7.5  Post Termination Product Sales.....................  31
     7.6  Termination Upon Bankruptcy or Insolvency..........  31
     7.7  Right Upon Termination.............................  33

ARTICLE 8 - WARRANTIES, COVENANTS AND LIABILITY..............  34
     8.1  Authority..........................................  34
     8.2  No Conflicting Undertakings........................  34
     8.3  No Conflicting Future Actions......................  34
     8.4  No Guarantee of Research Program Success and
          Limitations of Liability...........................  34
     8.5  Neurogen Ownership of Patents......................  35
     8.6  Compliance with Agreement and Laws.................  35


     8.7  No Government Rights to Licensed Property..........  35
     8.8  Data Summaries Accurate and Complete...............  35
     8.9  No Third Party Infringements.......................  35
     8.10  No Third-Party Rights to Compounds................  36

ARTICLE 9 - INDEMNITY........................................  36
     9.1  Schering Indemnity.................................  36
     9.2  Neurogen Indemnity.................................  36
     9.3  Indemnity Obligations..............................  36
     9.4  Liability Insurance................................  37

ARTICLE 10 - MISCELLANEOUS...................................  38
     10.1  Waiver............................................  38
     10.2  Notices...........................................  38
     10.3  Applicable Law....................................  39
     10.4  Arbitration.......................................  39
     10.5  Captions..........................................  39
     10.6  Entire Agreement and Amendment....................  39
     10.7  Assignment........................................  40
     10.8  Survival of Terms.................................  40
     10.9  No Agency.........................................  40
     10.10  Severability.....................................  40
     10.11 Force Majeure.....................................  40
     10.12  Publicity........................................  41
     10.13  Counterparts.....................................  41
     10.14  Other Programs...................................  41
     10.15  Schering Performance.............................  41
     10.16  Cooperation......................................  41
     10.17  Publication......................................  42
     10.18  Solicitation.....................................  42
     10.19  Adverse Events Report............................  42

                      COLLABORATION AND LICENSE AGREEMENT


          THIS AGREEMENT (hereinafter the "Agreement"), is made and effective as of the end of the business day on the __ day of June, 1995 (the "Effective Date"), by and between NEUROGEN CORPORATION, a corporation of the State of Delaware (hereinafter "Neurogen"), and SCHERING CORPORATION, a corporation of the State of New Jersey, and SCHERING-PLOUGH LTD., a Swiss corporation (hereinafter collectively called "Schering"), provided that (i) on or before June 30, 1995, the Schering-Plough Corporation Board of Directors has formally approved the execution of this Agreement and the Screening Agreement without change or qualification by authorized representatives of Schering and (ii) the parties have agreed to their mutual satisfaction upon the contents of Exhibit 1.

                              W I T N E S S E T H:

          WHEREAS Schering desires to fund certain Neurogen research efforts and acquire certain license rights from Neurogen, and Neurogen is willing to conduct certain research efforts with respect to dopamine agonist/antagonists, and to grant and convey rights in a portion of Neurogen's existing and future intellectual property rights with respect to making, using and selling dopamine agonist/antagonists to Schering, all pursuant to the terms of this Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinabove and hereinafter set forth, the parties agree as follows:


                            ARTICLE 1 - DEFINITIONS
                            -----------------------

          As used in this Agreement, the following terms have the following meanings, and the singular shall include the plural and vice versa as the context requires:

          1.1 "Active Ingredient" means any ingredient having independent therapeutic, prophylactic or diagnostic effect.

          1.2 "Affiliate" means any company or organization controlling, controlled by, or under common control with Schering or Neurogen, as the case may be. For this purpose, the terms control, controlled and controlling mean the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through ownership directly or indirectly of over fifty percent (50%) of the stock entitled to vote, and for non-stock organizations, the right to receive over fifty percent (50%) of the profits or by contract or otherwise.

          1.3 "Collaboration Committee" shall have the meaning assigned to it in Paragraph 4.3.

          1.4 "Development Committee" shall have the meaning assigned to it in Paragraph 4.5.

          1.5 "Dopamine Agonist/Antagonist" means a dopamine agonist and/or a dopamine antagonist. For purposes of this definition "dopamine agonist" means, subject to Paragraph 2.1 D., any substance to specifically and selectively mimic the actions of the neurotransmitter dopamine at one or a combination of its receptor subtypes. For purposes of this definition, "dopamine antagonist" means, subject to Paragraph 2.1 D., any substance acting to specifically and selectively inhibit and/or reverse the actions of the neurotransmitter dopamine at one or a combination of its receptor subtypes.

          1.6 "D4 Antagonist" means any substance acting to specifically and selectively inhibit and/or reverse the actions of the neurotransmitter dopamine at the dopamine D4 receptor subtype. For purposes of this definition "dopamine D4 receptor subtype" means the receptor which is currently defined by its pharmacology and/or gene product as D4 (or its alternative nomenclature, D2C) by the 1994 Receptor and Ion Channel Nomenclature Supplement of Trends in
    ----------------------------- ------------------------------------
Pharmacological Sciences.
------------------------

          1.7 "Earned Royalty" means the following percentages of Net Sales of each Licensed Product and Licensed Combination and the rate described in (C) below with respect to Licensed Compound:

          A. With respect to aggregate annual worldwide Net Sales of any Licensed Product or Licensed Combination,

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

          B. With respect to aggregate annual worldwide Net Sales of any Licensed Combination, "Earned Royalty" means the foregoing applicable percentage described in subparagraph A above times the product which is calculated

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

In the event there are no sales of such Licensed Product containing applicable Licensed Compound as the sole Active

Ingredient, the Earned Royalty for such Licensed Combination shall mean

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

In each case cost is to be determined in accordance with generally accepted accounting principles.

          C. With respect to Net Sales of Licensed Compound, the Earned Royalty shall be determined pursuant to Paragraph 3.1B.

          D. If a Licensed Product, Licensed Combination or Licensed Compound contain the same Licensed Compound as an Active Ingredient, then in determining the applicable annual percentage to be used in computing Earned Royalties,

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

          1.8 "Effective Date" means the first date when both Neurogen and Schering have executed and delivered both (i) this Agreement and (ii) the Screening Agreement.

          1.9 "FDA" means the United States Food and Drug Administration or any corresponding foreign drug registration governmental authority.

          1.10 "Field" means the therapeutic and/or prophylactic and/or diagnostic use for the treatment of any disease and/or condition in humans and/or animals.

          1.11 "Fully Burdened Manufacturing Costs" means those costs as defined and set forth in Exhibit 1 attached hereto and made a part hereof calculated in accordance with GAAP and customary pharmaceutical industry standards as consistently applied.

          1.12 "IND" means an Investigational New Drug Application or its foreign equivalent for initiating clinical trials in the United States or any corresponding foreign country.

          1.13 "Know-How" means all ideas, inventions, data, instructions, know-how, processes, formulas, expert opinion and information (whether or not patentable), technology and other intellectual property owned or controlled by Neurogen and its Affiliates on the Effective Date or during the term of this Agreement, as all of the foregoing relate to the discovery, research, development, manufacture, use or sale of Licensed

Compounds, Licensed Products and Licensed Combinations, including, without limitation, all biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information. Excluded from the foregoing is any intellectual property which is otherwise included within the definition of Patent Rights and within the definition of Neurogen Dopamine Agonist/Antagonist Technology.

          1.14 "Licensed Combination" means any product which contains a Licensed Compound and one or more other Active Ingredients for use in the Field.

          1.15  "Licensed Compound" means any Program Dopamine
Agonist/Antagonist.

          1.16 "Licensed Product" means any pharmaceutical product containing a Licensed Compound.

          1.17 "NDA" means a New Drug Application, Product License Application or its equivalent in the United States or any corresponding foreign application, registration or certification for approval to market, including where applicable applications for pricing and reimbursement approval.

          1.18 "Net Sales" means the gross amounts received by Schering, its Affiliates and sublicensees as a result of sales worldwide of Licensed Products, Licensed Combinations and Licensed Compounds by Schering, its Affiliates and sublicensees to third party customers after deduction of (i) cash, trade and/or quantity discounts actually allowed; (ii) amounts repaid or credited by reason of rejections, damaged goods or returns of goods, recalls, rebates (including government mandated rebates) or because of retroactive price reductions; (iii) freight, postage, and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business; and (iv) excises, sales taxes, duties and the like (the legal incidence of which is on the purchaser). A "sale" of a Licensed Product, Licensed Combination or Licensed Compound is deemed to occur upon the earliest of invoicing, shipment or transfer of title in the Licensed Product, Licensed Combination or Licensed Compound to a person other than Schering or its Affiliate or sublicensee.

          1.19 "Neurogen Transfer Price" shall have the meaning assigned to it in Paragraph 2.9.

          1.20 "Neurogen Dopamine Agonist/Antagonist Technology" means the intellectual property rights described in Exhibit 2 attached hereto and made a part hereof, including, without limitation, (i) the pending United States patent applications and issued patents listed in said Exhibit 2 as well as (ii) all claims of any foreign counterpart patent applications and/or issued patents of (i) and (iii) any reissues, extensions (or statutory or other governmental equivalents thereto), substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part or divisions of or to any of the foregoing which are hereafter granted in the Territory. Exhibit 2 shall be updated at least annually by Neurogen to reflect the current status of the patents.

          1.21 "Patent Rights" means (i) the pending United States patent applications and issued patents if any, listed, as of the Effective Date of this Agreement, in Exhibit 3 attached hereto and made a part hereof; (ii) claims of any patent applications or issued patents filed or issued during the term of this Agreement owned or controlled by Neurogen or its Affiliates (including, without limitation, patents with joint inventors where at least one inventor is obligated to assign the invention to Neurogen or an Affiliate) relating to any compositions for, or processes for, or methods of use of, any Licensed Compound, Licensed Product and Licensed Combination; (iii) all claims of any foreign counterpart patent applications and/or issued patents of (i) and (ii); and (iv) any reissues, extensions (or statutory or other governmental equivalents thereto), substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part or divisions of or to any of the foregoing which are hereafter granted in the Territory. Exhibit 3 shall be updated at least annually by Neurogen to reflect the current status of the Patent Rights. Notwithstanding the foregoing, Patent Rights shall not include any patents included in the Neurogen Dopamine Agonist/Antagonist Technology.

          1.22 "Program Dopamine Agonist/Antagonist" means any Dopamine Agonist/Antagonist, including without limitation those covered by a Valid Claim,
(i) conceived prior to the Effective Date to which Neurogen or a Neurogen Affiliate has or obtains rights in whole or part by license (with the right to sublicense), assignment or otherwise, or (ii) conceived during the period commencing on the Effective Date and ending with the expiration or termination of the Research Program by Neurogen or Schering and/or their respective Affiliates, alone or jointly, or (iii) conceived during the first twelve (12) months after the term of the Research Program by Neurogen or Schering and/or their respective Affiliates, alone or jointly, where such compound is chemically closely related to or derived from any compound described in the foregoing clauses (i) or (ii) or (iv) conceived by Schering or its Affiliates after the expiration or termination of the Research Program utilizing material elements of the intellectual property contained in the Patent Rights or Know How or Neurogen Dopamine Agonist/Antagonist Technology; provided, however, that a compound shall not be considered "closely related" for the purposes of this Paragraph if a party demonstrates by competent written proof that the compound was developed independently of and without reference to the Research Program.

          1.23 "Research Program" means the research program with respect to Dopamine Agonists/Antagonists described in Exhibit 4 hereto, as such Exhibit may be amended from time to time by the parties pursuant to the terms of this Agreement.

          1.24 "Schering D1 Dopamine Antagonists" shall have the meaning assigned to it in Paragraph 3.1.

          1.25 "Schering Technology" means all patents, patent applications, know-how and other intellectual property developed solely by or under the control of Schering (with the right to license or sublicense) (i) during and in connection with the Research Program, or (ii) to the extent not included in the preceding subsection (i), in connection with the discovery, evaluation, development or testing of any Licensed Product, Licensed Combination or Licensed Compound.

          1.26 "Screening Agreement" shall mean the Screening Agreement executed by the parties simultaneously with the execution of this Agreement and attached as Schedule A hereto.

          1.27 "Subject Country" shall have the meaning assigned to it in Paragraph 3.6.

          1.28  "Territory" means the entire world.

          1.29 "Trademark" means any trademark selected, used and registered by Schering, its Affiliates or sublicenses in the Territory for the marketing of a Licensed Product or Licensed Combination.

          1.30 "Valid Claim" means any claim contained in (i) any pending patent application or issued patent (including reissues, reexaminations and extensions) included within Neurogen Dopamine Agonist/Antagonist Technology or
(ii) any pending patent application or issued patent (including reissues, reexaminations and extensions) included within the Patent Rights which in either case has not been abandoned or declared invalid in a nonappealable order, as the case may be, and which would be infringed by the use, manufacture, or sale or offer to sell of a Licensed Product or Licensed Combination in the absence of the licenses granted in this Agreement. Notwithstanding the foregoing, claim(s) in patent applications which have been pending more than five (5) years shall be excluded from this definition from such fifth anniversary until and unless the patent claim(s) subsequently are granted.

                       ARTICLE 2 - INTELLECTUAL PROPERTY
                       ---------------------------------
                    GRANTS AND LICENSE AND RESEARCH PAYMENTS
                    ----------------------------------------
                            AND MANUFACTURING RIGHTS
                            ------------------------

          2.1  License Grants.
               --------------

          A. In consideration of payment by Schering, on the Effective Date, of $14,000,000 of which $7,000,000 is payable by Schering Corporation for the grant of rights to it in the United States, including its territories and possessions, and $7,000,000 is payable by Schering-Plough Ltd. for the grant of rights to it in the rest of the Territory, Neurogen hereby grants to Schering exclusive, worldwide licenses, exclusive even as to Neurogen, except as qualified in subparagraphs B, C and D of this Paragraph 2.1, (i) under the Neurogen Dopamine Agonist/Antagonist Technology, to make, use and sell, with right of sublicense to third parties, during the Research Program, Licensed Compounds, Licensed Products and Licensed Combinations, (ii) under the Neurogen Dopamine Agonist/Antagonist Technology to make use and sell, with right of sublicense, after the end of the Research Program, any pharmaceutical products, including without limitation Licensed Compounds, Licensed Products and Licensed Combinations and (iii) under the Patent Rights and using the Know-How, to make, use and sell, with right to sublicense to third parties, Licensed Compounds, Licensed Products and Licensed Combinations. Schering and its Affiliates are also granted a non-exclusive license, after the termination or expiration of the Research Program for the remainder of the term of this Agreement, under the Patent Rights and Know-How to conduct research with respect to the discovery of Dopamine Agonists/Antagonists; provided that such Dopamine Agonists/Antagonists shall be, by operation of Paragraphs 1.14, 1.15, 1.16 and 1.22 herein, subject to the milestones and royalty obligations in Articles 2 and 3 herein, and all other applicable provisions of this Agreement. The foregoing licenses in (ii) of this Paragraph will be deemed paid-up licenses with respect to discovering, making, using and selling any pharmaceutical products under the Neurogen Dopamine Agonist/Antagonist Technology after the end of the Research Program other than Licensed Compounds, Licensed Products and Licensed Combinations. Earned Royalties on Net Sales of Licensed Compounds, Licensed Products and Licensed Combinations made, used or sold under the Neurogen Dopamine Agonist/Antagonist Technology are or may be payable by Schering to Neurogen pursuant to the other terms of this Agreement. Of the $14,000,000 payments hereunder,

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

is in consideration for grants under Patents and

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

is in consideration for grants to use Know-How.

          B. Further, notwithstanding the foregoing grants, Neurogen shall retain non-exclusive rights to conduct the Research Program using intellectual property for which exclusive rights are granted to Schering pursuant to this Paragraph 2.1 A and B.

          C. Except for the rights specifically granted herein, Neurogen reserves all rights to Know-How, and Patent Rights, and reserves the right to utilize such intellectual property in any manner in its discretion consistent with the terms of this Agreement.

          D. Notwithstanding anything in this Agreement to the contrary, the licenses granted in Paragraph A above shall not include any compounds discovered by or on behalf of Neurogen or a designee outside of the Research Program, or any intellectual property to the extent relating thereto, which exert their activity primarily through a mechanism of action other than dopamine but may have coincidental activity at the dopamine family of receptors, provided that any such compounds exploited by Neurogen or a third party under grant of rights from Neurogen, if commercially exploited at all shall be commercially introduced first with respect to the other activity before commercial introduction with respect to a dopamine activity.

          E. The right of Schering to grant sublicenses to unaffiliated persons and to Affiliates under this Agreement is subject to the conditions that:

          (i) Each sublicense shall be consistent with all of the terms and conditions of this Agreement;

         (ii) Schering shall remain responsible to Neurogen for all of each sublicensee's obligations under the sublicense; and

        (iii) Each sublicense shall provide for its continuation, at the sole option of Neurogen, following early termination of Schering's license rights from Neurogen and its assignment to Neurogen.

         (iv) Schering shall advise Neurogen of its intent to grant any sublicense, including identification of the sublicensee, prior to concluding any sublicense agreement.

          (v) Schering shall forward to Neurogen an accurate and complete copy of each sublicense promptly following execution thereof.

          2.2  Research Program Funding.
               ------------------------

          A. On the Effective Date, Schering shall make its first quarterly payment of Research Funding to Neurogen of $900,000 ($4500,000 payable by Schering Corporation and $450,000 payable by Schering-Plough Ltd.). Schering shall pay Neurogen seven (7) subsequent quarterly Research funding payments each in the amount of $900,000 allocated as the first payment and payable in advance at quarterly intervals. Neurogen shall utilize such funds in the conduct of the Research Program during the two (2) year period commencing on the Effective Date.

          B. In the event Schering extends the Research Program for a third, fourth or fifth year as provided in Paragraph 4.1 B, beginning within thirty
(30) days of the commencement of any such extension period, Schering shall pay Neurogen $900,000 per quarter ($450,000 payable by Schering Corporation and $450,000 payable by Schering-Plough Ltd.) with respect to such extension period, and Neurogen shall utilize such funds in the conduct of the Research Program during the applicable one (1) year extension period.

          2.3  Other Program Funding.  Schering will fund all costs of pre-
               ---------------------
clinical development, clinical development and commercialization (subject to Neurogen's manufacturing rights as set forth in Paragraph 2.9) of Licensed Products, Licensed Combinations and Licensed Compounds which it pursues and which have not been relinquished to Neurogen pursuant to Paragraph 4.8. To the extent that the parties agree in advance in writing that Neurogen should perform or cause to be performed development or commercialization activities outside of the Research Program and Neurogen's manufacturing rights as contemplated in Paragraph 2.9, Schering will reimburse Neurogen for the properly documented costs of such activities undertaken.

          2.4  Schizophrenia Milestone Payments.  In further consideration of
               --------------------------------
the grant pursuant to Paragraph 2.1 A. herein of applicable Patent Rights, milestone payments shall be payable on the first achievement of certain milestones for Licensed Product or Licensed Combination which is a D4 Antagonist, with respect to a therapeutic indication for treatment of schizophrenia, as hereinafter described.

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

Payments shall be made by the designated Schering party with respect to applicable Patent Rights granted to it in its portion of the Territory in accordance with the following chart.

================================================================================
                        Milestone       Amount      Payor

                        [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                     SECURITIES AND EXCHANGE COMMISSION.]
================================================================================

          2.5  Supplemental Indication Milestone Payments for Indications in
               ---------------------------------------------- --------------
Addition to Schizophrenia.  In further consideration of the grant pursuant to
-------------------------
Paragraph 2.1A. herein of applicable Patent Rights, milestone payments shall be payable on the first achievement of certain milestones for Licensed Product or Licensed Combination which is a D4 Antagonist which has been previously developed hereunder for the treatment of schizophrenia and is subsequently developed.

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

provided that, at the time any such payment is due, the Licensed Product or Licensed Combination is still being developed or commercialized hereunder for treatment of schizophrenia, all as hereinafter described. Payments shall be made by the designated Schering party with respect to applicable Patent Rights granted to it in its portion of the Territory in accordance with the following chart.

================================================================================
                       Milestone       Amount      Payor

                        [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                     SECURITIES AND EXCHANGE COMMISSION.]
================================================================================

          2.6  Other Milestone Payments.  In further consideration of the grant
               ------------------------
pursuant to Paragraph 2.1A. herein of applicable Patent Rights, milestone payments shall be payable on the first achievement of certain milestones for each Licensed Product or Licensed Combination

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

Payments shall be made by the designated Schering party with respect to applicable Patent Rights granted to it in its portion of the Territory in accordance with the following chart.

          Notwithstanding the foregoing, milestone payment will be made even if

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                      SECURITIES AND EXCHANGE COMMISSION.]

          2.7  Milestone Achievement Notices.  Schering will advise Neurogen of
               -----------------------------
the accomplishment of each of the milestones described in Paragraphs 2.4 to 2.6 within thirty (30) days thereof. Milestone payments due pursuant to Paragraphs
2.4 to 2.6 shall be due and payable within thirty (30) days of the accomplishment of the relevant milestone.

          2.8  Screening Agreement Payments.
               ----------------------------

          A. In partial consideration of the grant of rights to it under the Screening Agreement, Schering shall pay Neurogen $3,000,000 ($1,500,000 payable by Schering Corporation and $1,500,000 payable by Schering-Plough Ltd.) on the Effective Date.

          B. In further consideration of the grant of rights to it under the Screening Agreement, Schering shall pay Neurogen $3,000,000 ($1,500,000 payable by Schering Corporation and $1,500,000 payable by Schering-Plough Ltd.) on the first anniversary of the Effective Date.

          C. Notwithstanding anything herein to the contrary, any breach of either party's obligations under the Screening Agreement shall not be deemed to be a breach of this Agreement, and any remedies relating to any such breach shall arise solely from the Screening Agreement and not this Agreement, except with respect to the monies described in subparagraphs A and B of this Paragraph 2.8.

          2.9  Manufacturing Rights.  Neurogen shall have the right, at its
               --------------------
option, to supply Schering with its United States requirements for bulk and finished supplies of each Licensed Compound, Licensed Product and Licensed Combination commercialized under this Agreement (during the period Earned Royalties are payable with respect thereto) manufactured by Neurogen or an Affiliate. In each instance, Neurogen must exercise its rights by giving notice to Schering at least one (1) year prior to commencement of commercial supply to Schering and shall designate in such notice the commencement date for such commercial supply of Schering's United States requirements. Such commencement date must occur during the period beginning on NDA approval for the relevant Licensed Compound, Licensed product or Licensed Combination and ending on the second annual anniversary thereafter. At least ninety (90) days prior to exercising foregoing rights, Neurogen will notify Schering of its desire to enter into a supply agreement, and the parties shall thereafter negotiate in good faith the terms, which shall include and be consistent with the terms set forth in this Paragraph 2.9, upon which Neurogen shall manufacture and supply, or cause to be manufactured and supplied by an Affiliate, such Licensed Compounds, Licensed Products and Licensed Combinations in bulk and finished form. The parties shall conclude a definitive manufacturing and supply agreement within ninety (90) days thereafter. Any such agreement shall include provisions addressing the following:

          (i) A grant to Schering of customary and reasonable rights to manufacture such bulk Licensed Compound and/or finished Licensed Products and Licensed Combinations, as the case may be, and/or qualify a second source or to be that second source, in the event that Neurogen or its Affiliate fails to fulfill its material production obligations under such agreement, after reasonable and customary notice and opportunity to cure;

         (ii) That Schering shall consult with Neurogen in connection with process development, to assist Neurogen in establishing a cost-competitive process which shall be identical to the process Schering develops to supply its needs in the rest of the Territory;

        (iii) A transfer price, subject to adjustment as set forth below (prior to applicable freight (except to the extent ex-United States), postage, excises, sales taxes, and the like, but excluding duties) not to exceed Neurogen's Fully Burdened Manufacturing Cost plus

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                      SECURITIES AND EXCHANGE COMMISSION.]

(the "Neurogen Transfer Price").

         (iv) A provision regarding reduction and termination of Neurogen manufacturing rights as follows;

          (a)  Except as set forth below, while Schering is purchasing

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                      SECURITIES AND EXCHANGE COMMISSION.]

of its United States requirements from Neurogen, notwithstanding the calculation of the applicable Neurogen Transfer Price, Schering shall not be required to pay Neurogen more than

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                      SECURITIES AND EXCHANGE COMMISSION.]

for Licensed Compound, Licensed Product or Licensed Combination produced by Schering or an Affiliate. While Schering is purchasing

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                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

of its United States requirements from Neurogen, notwithstanding the calculation of the applicable Neurogen Transfer Price, Schering shall not be required to pay Neurogen more than

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                      SECURITIES AND EXCHANGE COMMISSION.]

for Licensed Compound, Licensed Product or Licensed Combination produced by Schering or an Affiliate.

          (b)  If for

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                      SECURITIES AND EXCHANGE COMMISSION.]

commencing on an anniversary date of the receipt of the first commercial supply shipment received by Schering under the manufacturing and supply agreement during which Schering is purchasing

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                                       13

                                 AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

of its United States requirements from Neurogen, the Neurogen Transfer Price is more than

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                      SECURITIES AND EXCHANGE COMMISSION.]

as calculated pursuant to subsection (a) above, thereafter Neurogen shall be entitled to supply

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                      SECURITIES AND EXCHANGE COMMISSION.]

of Schering's United States requirements. Notwithstanding the foregoing, Schering shall have the option of continuing to purchase

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                      SECURITIES AND EXCHANGE COMMISSION.]

of its United States requirements at the Neurogen Transfer Price for

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                      SECURITIES AND EXCHANGE COMMISSION.]

provided that Schering shall in no event be required thereby to pay for such excess quantities more than

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                      SECURITIES AND EXCHANGE COMMISSION.]

of Licensed Compound, Licensed Product or Licensed Combinations.

          (c)  If for any

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                      SECURITIES AND EXCHANGE COMMISSION.]

commencing on an anniversary date of the receipt of the first commercial supply shipment received by Schering under the manufacturing and supply agreement during which Schering is purchasing

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                      SECURITIES AND EXCHANGE COMMISSION.]

of its United States requirements from Neurogen, the Neurogen transfer Price is

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                      SECURITIES AND EXCHANGE COMMISSION.]

as calculated pursuant to subsection (b) above, thereafter Neurogen

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                      SECURITIES AND EXCHANGE COMMISSION.]

Notwithstanding the foregoing, Schering shall have the option of continuing to purchase

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                      SECURITIES AND EXCHANGE COMMISSION.]

          (v) Notwithstanding the provisions in subsection (iv) above, (a) Neurogen may retain its manufacturing rights by promptly rebating to Schering any amounts by which Neurogen's Transfer Price exceeded

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                      SECURITIES AND EXCHANGE COMMISSION.]

as contemplated in subparts (b) and (c) of subsection (iv) of this Paragraph 2.9, and (b) if Neurogen has elected

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                      SECURITIES AND EXCHANGE COMMISSION.]

, then Neurogen shall supply

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                      SECURITIES AND EXCHANGE COMMISSION.]

Licensed Compound for United States requirements to Schering at

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                      SECURITIES AND EXCHANGE COMMISSION.]

the Licensed Compound.

                                     (vi)  A provision indicating whether, at
Neurogen's option, supply by Neurogen will be for

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                      SECURITIES AND EXCHANGE COMMISSION.]

          Notwithstanding the foregoing, Schering may request, as a condition to the exercise by Neurogen of its option rights hereunder, reasonable assurances that Neurogen has, or will have at the time it commences supplying product, the capability (internally or through an Affiliate) to fulfill Schering's requirements for

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                      SECURITIES AND EXCHANGE COMMISSION.]

in a timely and reliable fashion and is willing to establish adequate commercial manufacturing capability. Schering agrees that

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                      SECURITIES AND EXCHANGE COMMISSION.]

required for NDA approval and thereafter as long as Neurogen is preparing to supply or supplying products hereunder, Schering

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                      SECURITIES AND EXCHANGE COMMISSION.]

Any disputes under this Paragraph 2.9 shall be resolved pursuant to Paragraph 10.4, and the parties shall endeavor to obtain an expedited resolution.

          Notwithstanding anything herein to the contrary, any breach by a party of obligations under any manufacturing agreement entered into pursuant to Paragraph 2.9 of this

Agreement shall not be deemed a breach of this Agreement, and any remedies relating to any such breach shall arise from any such manufacturing agreement and not this Agreement.


                             ARTICLE 3 - ROYALTIES
                             ---------------------

          3.1  Royalty Payment Dates.
               ---------------------

          A. In partial consideration of the grant of license rights pursuant to the operation of the terms of Article 2 herein, on the last business day

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                      SECURITIES AND EXCHANGE COMMISSION.]

during the term of this Agreement, following the commencement of marketing of applicable Licensed Compounds, Licensed Products or Licensed Combinations hereunder,

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                      SECURITIES AND EXCHANGE COMMISSION.]

          B. The parties shall equitably agree on commercially reasonable Earned Royalty rates with respect to Licensed Compound to provide substantially equivalent payments as contemplated in subparagraph A of Paragraph 1.7 herein to what would have been paid hereunder if such Licensed Compound had been converted by Schering to Licensed Product and Earned Royalty was paid on Net Sales of the Licensed Product as provided hereunder.

          3.2  Direct Affiliate Licenses.  Whenever Schering shall reasonably
               -------------------------
demonstrate to Neurogen that, in order to facilitate direct royalty payments by an Affiliate, it is desirable that a separate license agreement be entered into between Neurogen and such Affiliate, Neurogen will grant such licenses directly to such Affiliate by means of an agreement which shall be consistent with all of the provisions hereof, including indemnification directly from such Affiliate, provided that Schering guarantees the Affiliate's obligations under such agreement or otherwise provides to Neurogen assurances of performance satisfactory to Neurogen in its sole discretion.

          3.3  Place of Royalty Payment and Currency Conversions. Earned Royalty
               -------------------------------------------------
shall be deemed payable by the entity making the Net Sales from the country in which earned in local currency and subject to foreign exchange regulations then prevailing. Earned Royalty payments shall be made in United States dollars to the extent that free conversion to United States dollars is permitted. The rate of exchange to be used in any such conversion from the currency in the country where such Net Sales are made shall be the commercial rate of exchange prevailing in the United States on the last day of the calendar quarter for which such payments are made as customarily quoted for use for currency conversions between Schering and its Affiliates. The current applicable Schering policy is attached hereto and made a part hereof as Exhibit
5. No changes in such policy shall result in a reduction in payments which would have been due in the absence of such changes. If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as aforesaid, the parties shall consult with a view to finding a prompt and acceptable solution, and Schering will, from time to time, deal with such monies as Neurogen may lawfully direct at no additional out-of-pocket expense to Schering. Notwithstanding the foregoing, if Earned Royalties in any country cannot legally be remitted to Neurogen within

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                      SECURITIES AND EXCHANGE COMMISSION.]

after the end of the calendar quarter during which they are earned, then Schering shall be obligated to deposit the Earned Royalties in a bank account selected by Neurogen in such country in the name of Neurogen. If free conversion of such funds to United States dollars is not possible within

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                      SECURITIES AND EXCHANGE COMMISSION.]

after the end of the calendar quarter in which such royalties were earned, Schering shall pay to Neurogen at such time the United States dollar equivalent (calculated as of the time earned) of such funds (including any interest earned from the deposit of local currency), and the local currency shall become the property of Schering. Earned Royalty payable by Schering-Plough Ltd. shall be net of any foreign withholding taxes due which Schering-Plough Ltd. is legally obligated to withhold, it being understood that such withholding taxes are the obligation of Neurogen. Schering shall forward to Neurogen in a timely manner all tax receipts relating to such withholding taxes.

          3.4  Royalties on Resales.  No Earned Royalty shall be payable in
               --------------------
respect of sales between and among Schering, its Affiliates and sublicensees, except if an Affiliate is an end-user customer, it being understood that in such case royalties are to be paid on resale of Licensed Compounds, Licensed Products and Licensed Combinations to independent third parties.

          3.5  Royalty Deductions if Infringements.  If in both Schering's and
               -----------------------------------
Neurogen's reasonable judgment Schering, its Affiliates or sublicensees shall hereafter be required, in respect of sales of a Licensed Compound, Licensed Product or Licensed Combination, to pay royalties to any third party whose patents may be infringed by such sales solely because of the practice of the Patent Rights or any patentable or patented subject matter included in the Neurogen Dopamine Agonist/Antagonist Technology in making, using or selling such Licensed Product or Licensed Combination, Schering may reduce any Earned Royalty due Neurogen hereunder to reimburse it for any royalties actually paid to third parties. The amount of the reduction shall be

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                      SECURITIES AND EXCHANGE COMMISSION.]

paid to third parties applicable to sales of the Licensed Compound, Licensed Product or Licensed Combination in such country, but in no event shall the Earned Royalty due Neurogen for any calendar quarter, with respect to any such Licensed Compound, Licensed Product or Licensed Combination, be thereby reduced to

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                      SECURITIES AND EXCHANGE COMMISSION.]

Earned Royalty otherwise due hereunder with respect to Net Sales in such country. Any settlement of any infringement claim or action that would require the payment of any royalty to a third party shall require the mutual agreement of the parties, the consent of each party to be reasonably given.

          3.6  Duration of Royalty Payments.  With respect to Net Sales of any
               ----------------------------
Licensed Compound, Licensed Product or Licensed Combination in any country in the Territory (the "Subject Country") for which Earned Royalties are due hereunder, Earned Royalty shall be paid hereunder with respect to Net Sales of such Licensed Compound, Licensed Product or Licensed Combination for

                         [CONFIDENTIAL MATERIAL OMITTED
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                      SECURITIES AND EXCHANGE COMMISSION.]

Upon final expiration of the obligation to pay Earned Royalty on Net Sales hereunder with respect to a Licensed Compound, Licensed Product or Licensed Combination in the Subject Country, Schering, its Affiliates and sublicensees shall thereafter be free during and after the term of this Agreement at no cost to use any remaining proprietary rights of Neurogen granted pursuant to Article 2 herein to commercialize the applicable Licensed Compound, Licensed Product or Licensed Combination in such Subject Country.

          3.7  Maintenance of Royalty Records.  Schering shall maintain and
               ------------------------------
cause its Affiliates to maintain books of account and adequate records of all Net Sales of Licensed Compounds, Licensed Products and Licensed Combinations, including those made by sublicensees. Neurogen shall have the right, by an independent public accounting firm reasonably acceptable to Schering, employed by it and at its own expense, to examine pertinent books and records of Schering and its Affiliates who are sublicensed hereunder or to whom Neurogen grants direct licenses to hereunder, at all reasonable times (but not more often than once each calendar year) for the purpose of determining and reporting to Neurogen the correctness of royalty payments made hereunder; it being understood that such examination with respect to any quarterly accounting period hereunder shall take place

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                      SECURITIES AND EXCHANGE COMMISSION.]

following the expiration of said period.

                         [CONFIDENTIAL MATERIAL OMITTED
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                      SECURITIES AND EXCHANGE COMMISSION.]

The accounting firm representatives shall execute customary confidential agreements prior to any examination. If it appears that a sublicensee is substantially under-reporting Net Sales based on review of IMS or other similar data available for the sublicensed territory or any other information, Schering will reasonably undertake an audit of the sublicensee's records, and will promptly remit Neurogen's share, after collection, of any under-reported royalties ascertained through audit or otherwise. The provisions of the preceding sentence shall in no way limit Schering's other obligations under this Agreement (including, without limitation, its obligations under Paragraph 3.1) or Neurogen's right to seek any available remedies against Schering or any Schering sublicensee.

          3.8  Compulsory Royalties.  If Schering, its Affiliates or
               --------------------
sublicensees are legally obliged by any governmental authority in any country in the Territory to grant licenses under the Patent Rights to any third party to make, use, or sell Licensed Compound, Licensed Products or Licensed Combinations at royalty rates less than payable pursuant to this Agreement,

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                     SECURITIES AND EXCHANGE COMMISSION.]



           ARTICLE 4 - RESEARCH AND DEVELOPMENT PROGRAMS AND DILIGENT
           ----------------------------------------------------------
                             EFFORTS OF THE PARTIES
                             ----------------------

          4.1  Research Programs and Extensions.
               --------------------------------

          A. As of the Effective Date of this Agreement, Exhibit 4 contains a description of the anticipated first two (2) years of the Research Program.

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                      SECURITIES AND EXCHANGE COMMISSION.]

Exhibit 4 may be amended during such two (2) year period in accordance with Paragraph 4.1. Within sixty (60) days following receipt by Neurogen of Schering's election to extend the Research Program for any one year period in accordance with subparagraph B below, the Collaboration Committee shall unanimously agree on an amendment to Exhibit 4 to describe the Research Program for the extension year in at least the same scope and level of detail, including projected milestone completion dates, as for the initial two (2) year term of the Research Program and minimum annual staff levels of at least fifteen (15) full-time equivalent research positions. Failure of the Collaboration Committee to agree on an amendment to Exhibit 4 within the time prescribed shall entitle Schering to terminate the applicable previously noticed extension of the Research Program without liability or obligation by giving Neurogen written notice of such termination within fourteen (14) days after such deadline. Neurogen agrees to utilize due diligence, consistent with sound scientific and business judgment, to undertake the Research Program in a timely fashion with at least the minimum staff requirements provided for herein and using qualified research staff and using at a minimum at least that level of effort it uses for its other valuable research projects. During the initial two (2) year term of the Research Program, Neurogen shall maintain minimum annual staff levels of fifteen (15) full-time equivalent research positions.

          B. The initial term of the Research Program shall commence on the Effective Date and expire two (2) years after the Effective Date. Schering may extend the term of the Research Program for up to three (3) additional one (1) year periods by providing written notice of extension to Neurogen at least one hundred twenty (120) days prior to the expiration of the original two (2) year term or the expiration of any one (1) year extension, as the case may be. The Research Program shall be amended within sixty (60) days of Schering's notice of extension.

          C. During the term of the Research Program, as it may be extended, Neurogen shall not conduct any other research and development, alone or with others (except as may be necessary for the conduct of the Research Program), with respect to Dopamine Agonists/Antagonists. Notwithstanding the foregoing, this Section 4.1 C. shall not apply to compounds relinquished to Neurogen pursuant to Paragraph 4.8.

          D. The Research Programs shall not be changed in any material respect, except by mutual agreement of the parties in writing. Mutual agreement may be evidenced by the unanimous written agreement of all members of the Collaboration Committee at any time. The Research Program payments by Schering shall be subject to all the audit provisions in Paragraph 3.7 mutatis/mutandi.
                                                              ---------------

          E. Neurogen shall have the responsibility at its sole cost and expense of conducting all of its responsibilities under the Research Program including, without limitation all manpower, capital equipment, facilities, laboratory supplies, depreciation, research administration and management and general and administrative expenses associated therewith at its own expenses, and Schering shall have no responsibility in that regard except to make payment when due pursuant to Paragraph 2.2. Schering shall have only such responsibilities, financial or otherwise, under the Research Program as specifically set forth in Exhibit 4.

          4.2  Initial Neurogen Disclosures.
               ----------------------------

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                      SECURITIES AND EXCHANGE COMMISSION.]

Neurogen shall disclose all previously undisclosed Know-How and Neurogen Dopamine Agonist/Antagonist Technology to Schering. During the term of this Agreement for such period as Schering is diligently pursuing development and commercialization of any Licensed Compound, Licensed Product or Licensed Combination and, if applicable, paying royalties hereunder, Neurogen shall make available to Schering, in a timely fashion, all applicable Know-How which is necessary or useful to Schering's evaluation, development, registration and commercialization of Licensed Compounds, Licensed Products or Licensed Combinations. Further, for such period as Schering is diligently pursuing development and commercialization of any Licensed Compound, Licensed Product, or Licensed Combination and, if applicable, paying royalties hereunder, Neurogen will provide reasonable technical assistance, at no additional cost, as may be necessary for Schering to utilize all of the foregoing disclosures.

          4.3  Research Programs, Reports, and Committees.  At least
               ------------------------------------------

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                      SECURITIES AND EXCHANGE COMMISSION.]

times each year during the Research Program, and twice during the

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                      SECURITIES AND EXCHANGE COMMISSION.]

following the end of the Research Program, Neurogen shall provide written reports of its research and development activities and Research Program progress and results in a form reasonably specified by Schering. Neurogen will also permit Schering to establish an electronic computer link with Neurogen, at the option and at the expense of Schering, which will permit Schering to electronically access mutually agreed upon scientific data generated and stored by Neurogen and arising out of the Research Program, the consent of Neurogen not to be unreasonably withheld, provided that Schering shall take such measures to insure the security of such link as Neurogen shall reasonably request including, without limitation, restricting access thereto and regulating the information communicated pursuant thereto for purposes of maintaining confidentiality. In addition, promptly after the Effective Date of this Agreement, the parties will establish a collaboration committee (hereinafter the "Collaboration Committee") consisting of six (6) members, three (3) from and selected by each of the parties hereto, with Dr. John Tallman, to serve as the initial chairman. The initial members shall be Dr. Jim Cassella, Dr. John Tallman and Dr. Jan Wasley for Neurogen and Dr. Peder Jensen, Dr. Michael Green and Dr. Robert McQuade for Schering. The Collaboration Committee will hold its initial meeting at Neurogen's facilities within thirty (30) days following the Effective Date and will meet regularly at the call of the chairman at least three (3) times in each calendar year beginning in 1995, while the Research Program is being undertaken. Successor chairman, if any, shall be designated by Neurogen. The location of such meetings shall alternate between Neurogen's and Schering's United States facilities. The purpose of the Collaboration Committee shall be to act as an advisory committee with respect to all scientific, technical, regulatory and other matters falling within the scope of the Research Programs and to make changes to the Research Program as expressly provided for herein. Each party shall bear its own meeting and travel expenses, and each party may designate successor Collaboration Committee members on notice to the other party.

          4.4  Review of Research Program Data.  During the term of the Research
               -------------------------------
Program, upon reasonable notice and during normal business hours, Neurogen shall permit representatives of Schering to visit Neurogen's premises and view Research Program work in progress. Neurogen shall also permit Schering to review any data or documentation (and make copies), arising out of or relating to the Research Programs; provided, that Neurogen may redact any data or documentation which relates to Neurogen research and development other than the Research Program. Neurogen shall not be required to maintain such records and data beyond the period required by applicable laws and regulations, but shall endeavor to offer to provide original copies of such records to Schering prior to their destruction.

          4.5  Development Program.  Within a reasonable time after the
               -------------------
Effective Date, the parties shall establish a development committee (hereinafter the "Development Committee") consisting of six members, three (3) from and selected by each of the parties hereto. The chairman of the Development Committee shall be appointed by Schering. The Development Committee shall act in an advisory capacity to Schering with respect to the clinical development of Licensed Compounds, Licensed Products and Licensed Combinations and shall meet regularly at the call of the chairman at least four (4) times in each calendar year beginning upon identification of the initial clinical candidate and during the period that any Licensed Compounds, Licensed Products or Licensed Combinations are under clinical development. Schering shall inform Neurogen on an ongoing basis of all relevant clinical development matters and will consult with Neurogen, at the request of Neurogen, with respect to all material clinical development decisions relating to Licensed Compounds, Licensed Products and Licensed Combinations, provided, however, that all toxicology and clinical study decisions, including whether to initiate toxicology or clinical studies of Licensed Compounds, Licensed Products or Licensed Combinations shall be in the sole discretion of Schering. The location of such meetings shall be as designated by the chairman. Each party shall bear its own meeting and travel expenses, and each party may designate successor Development Committee members on written notice to the other party. The meetings shall be held to the extent feasible on the same day and at the same location as Collaboration Committee meetings. The Development Committee will provide to each party within thirty
(30) days of each meeting a written report regarding applicable Licensed Compounds, Licensed Products and Licensed Combinations (i) describing the results of its evaluation of Licensed Compounds, Licensed Products and Licensed Combinations and (ii) summarizing clinical development efforts with respect to such Licensed Compounds, Licensed Products and

Licensed Combinations hereunder, including the results of clinical testing and related in vitro and in vivo testing. Schering will also provide semi-annual reports to Neurogen summarizing its clinical development and product registration activities. Schering shall also permit Neurogen representative(s) upon reasonable notice and during normal business hours to review and copy, at the Schering location where kept in the ordinary course, governmental filings or correspondence, protocols, investigator brochures and successor forms of such documents, if any, with respect to Licensed Compound, Licensed Product or Licensed Combination then under clinical development or subject to a pending NDA.

          4.6  Schering Diligence.  Schering shall be obligated to exercise
               ------------------
continuing due diligence to develop and commercialize itself or through Affiliate(s) or sublicensee(s) (but in the case of sublicensee(s), solely with respect to manufacturing and marketing) at least one (1), but not more than one
(1) at the same time, commercially viable and royalty bearing Licensed Compound, Licensed Product or Licensed Combination. Selection of the initial such Program Dopamine Agonist/Antagonist and changes in such selection or additions in the number of selections shall be in the sole discretion of Schering. Schering shall begin commercial sales of a Licensed Product or Licensed Combination in a country no later than

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

after governmental health registration and pricing approval is obtained for such sales in such country, provided that such period shall be extended for as long as Schering has been and continues to exercise continuing due diligence to begin commercial sales. Diligent efforts shall be comparable to those efforts Schering makes with respect to its own pharmaceutical products of comparable market status and value. If Schering fails to exercise such minimum diligent efforts as described in this Paragraph 4.6 and Neurogen gives Schering written notice thereof stating in reasonable detail the particular failure, then if Schering shall not correct the failure within ninety (90) days of such notice or, with respect to any failure which cannot reasonably be cured within ninety (90) days, shall not initiate within ninety (90) days of such notice and thereafter continues to diligently pursue actions reasonably expected to cure such failure (even if requiring longer to cure than the one hundred eighty (180) days specified in Paragraph 7.2), then such failure shall constitute a material breach of this Agreement, and Neurogen shall have the right to terminate this Agreement pursuant to Paragraph 7.2 herein, but without any further right for Schering to cure such breach notwithstanding anything to the contrary in Paragraph 7.2.

          Notwithstanding anything in this Paragraph 4.6 to the contrary, this Paragraph 4.6 is meant to apply to Schering's obligations with respect to advancing the clinical development and commercialization of Licensed Compounds, Licensed Products and Licensed Combinations and shall in no way limit any other obligations of Schering, including without limitation, its obligation to pay monies.

          4.7  Confidentiality Obligations.  Except as necessary for the proper
               ---------------------------
exercise of its rights and obligations under this Agreement, each party agrees that it and its Affiliates, employees, directors, agents, consultants and outside contractors (and sublicensees in the case of Schering) will not publish or otherwise divulge or use for its or their own benefit confidential information furnished to it by the other party without the prior written approval of such other party in each instance. The foregoing obligation shall not be imposed on a party with respect to any information which it can demonstrate (i) was at the time of disclosure to it (or shall thereafter, but prior to its publication, divulgence or use for the benefit of a party or any of its Affiliates, become, through no fault of such party or its Affiliates) a part of the public domain by publication or otherwise; or (ii) was already properly and lawfully in its possession at the time it was received from the other party; or (iii) was lawfully received from a third party who was under no obligation of confidentiality to the disclosing party with respect thereto; (iv) is required by law to be disclosed (but only to the extent of such required disclosure); or
(v) is published with the mutual agreement of the parties. This obligation shall extend until

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

years after such disclosure is made. The parties acknowledge that breach of the confidentiality restrictions contained in this Paragraph will cause immediate and irreparable harm for which money damages are an inadequate remedy and agree that an aggrieved party shall be entitled to seek injunctive relief in a court of competent jurisdiction, in addition to any other rights to remedies provided under this Agreement or by law. Moreover, except as consented to by Schering in writing in advance, Neurogen shall not disclose unpublished Patent Rights, Know-How or Neurogen Dopamine Agonist/Antagonist Technology to the extent disclosure reasonably may result in the diminution of the commercial value of rights licensed by Schering hereunder or adversely affect their trade secret status.

          4.8  Neurogen Rights to Relinquished Licensed Compounds.  Schering
               --------------------------------------------------
will notify Neurogen in writing annually beginning on the second anniversary of the Effective Date listing in the exercise of due diligence, each Licensed Compound(s), Licensed Product(s) and Licensed Combination(s), if any, it and its Affiliates are developing or plan to develop and each such compound Schering and its Affiliates have decided to permanently discontinue as possible development candidates. Such decisions will be in the sole discretion of Schering. Compounds not listed in an annual report, for any reason whatsoever, including, without limitation failure to exercise due diligence, shall under no circumstances be deemed discontinued compounds subject to Neurogen option rights hereunder. For one (1) year after being listed on a particular annual report, Neurogen shall have the option to license, such Licensed Compound(s), if any, identified in such report. The parties shall diligently endeavor to negotiate and conclude a definitive worldwide license with respect to each such Program Dopamine Agonist/Antagonist, which license shall contain terms reasonably consistent with this Agreement, in consideration of which Neurogen shall pay to Schering

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]


                             ARTICLE 5 - TRADEMARKS
                             ----------------------

          Schering, its Affiliates and sublicensees shall be free to use and to register in any trademark office in the Territory any Trademark for use with Licensed Products and Licensed Combinations they desire in their sole discretion. Schering shall own all right, title and interest in and to the Trademark in its own name or that of its Affiliates or sublicensees during and after the term of this Agreement.


           ARTICLE 6 - PATENT RIGHTS AND THIRD PARTY UNLICENSED SALES
           ----------------------------------------------------------

          6.1  Patents.  As long as Schering has rights to Program Dopamine
               -------
Agonists/AntagoniSts hereunder, Neurogen shall, as hereinafter provided, prepare, file and prosecute, to the extent feasible, and maintain patent applications and issued patents relating to applicable Patent Rights and patents containing the Neurogen Dopamine Agonist/Antagonist Technology and for any compositions-of-matter, methods of use thereof or processes therefor, in accordance with the terms of this Article.

          6.2  Prosecution and Maintenance.  Neurogen shall prepare, file,
               ---------------------------
prosecute and maintain patent applications and issued patents relating to the applicable subject matter described in Paragraph
6.1 of this Article in the United States of America, the European Patent Organization ("EPO") and Japan, Australia and New Zealand. Costs with respect to the foregoing shall be allocated between the parties as follows. From and after the Effective Date on a prospective basis, Schering shall reimburse Neurogen for

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

Neurogen will exercise due diligence to seek patents of comparable quality and scope as customarily obtained by pharmaceutical companies for comparable inventions, and at least equivalent to those efforts used for its other valuable patentable inventions, and to file, prosecute and maintain such patents. Notwithstanding the foregoing, Neurogen shall have the right, consistent with its reasonable business judgment, to abandon any patent application or issued patent in the United States of America, the EPO, Japan, Australia and New Zealand, as part of its overall patent strategy, in a manner and based on considerations consistent with Schering's development and commercialization efforts for Licensed Compounds, Licensed Products and Licensed Combinations and a well conceived patent strategy of an established biopharmaceutical company for projects of similar value and status. In the event of such abandonment, Neurogen shall give Schering reasonable advance written notice thereof (at least sixty (60) days) and an opportunity to continue the preparation or prosecution of any such patent application or maintenance of any such issued patent, at Schering's expense, and Neurogen shall have no further obligation or right thereafter with respect to such patent application or issued patent except to provide Schering reasonable assistance and cooperation in the filing by Schering of such patents. If Schering desires patent protection in any additional countries, Neurogen shall prepare, file, prosecute and maintain such patent applications and issued patents. Schering shall reimburse Neurogen for its reasonable out-of-pocket expenses for the patents, patent applications and issued patents prepared, filed, prosecuted and maintained pursuant to this Agreement as described in the preceding sentence, other than any patents Neurogen chooses to continue as contemplated in the next sentence, incurred after the Effective Date and properly documented. In the event Schering no longer desires to continue prosecution in any such additional country, Schering shall so notify Neurogen and Neurogen may discontinue such prosecution or maintenance or continue at its own expense. Neurogen shall provide timely disclosures and notices to Schering regarding the preparation and prosecution of patent applications, and Neurogen shall provide Schering with a reasonable opportunity to review and comment upon such applications and prosecution in the various countries of the Territory.

          6.3  Patent Extensions.  With respect to any issued patent included
               -----------------
within Paragraph 6.1 of this Article 6, Neurogen will designate Schering as its agent for obtaining an extension of such patent or governmental equivalent which extends the exclusivity of any of the patent subject matter where available in any country in the Territory, or if not feasible, at Schering's option, permit Schering to file in Neurogen's name or diligently obtain such extension for Schering, its Affiliate(s) or sublicensee(s) at Schering's expense.
Furthermore, Neurogen agrees to provide reasonable assistance, at no out-of-pocket expense, to facilitate Schering's efforts to obtain any extensions.

          6.4  Third Party Infringements.  Each party shall promptly notify the
               -------------------------
other of its knowledge of any potential infringement of the Patent Rights or any issued patents contained in the Neurogen Dopamine Agonist/Antagonist Technology by a third party. Neurogen has the right, but not the obligation, to take all reasonable legal action necessary to protect the Patent Rights against infringements by third parties. If within three (3) months following receipt of written notice from Schering, Neurogen fails to take such action to halt the alleged infringement, Schering shall, in its sole discretion, have the right to take such action as it deems warranted in its own name or in the name of Neurogen or jointly. Each party agrees to render such reasonable assistance as the prosecuting party may request. Costs of maintaining any such action and damages recovered therefrom shall be paid by and belong to the party paying for the action. However, if Schering consents to a sublicense to any third party, which consent it shall not be required to give, who, but for the license, would be infringing claims of issued patents included in the applicable Patent Rights or issued patents included in the Neurogen Dopamine Agonist/Antagonist Technology, then after deduction by Schering of any costs and expenses of prosecuting any claims against the third party which are incurred by Schering prior to licensing such party, the sales of such products by such third party shall be included as a part of Net Sales.

          6.5  Complete List of Patents.  Neurogen represents that Exhibits 2
               ------------------------
and 3 taken together, are a complete list of Patent Rights and patents included in the Neurogen Dopamine Agonist/Antagonist Technology as of the Effective Date, with respect to Licensed Compounds, Licensed Products and Licensed Combinations. Neurogen represents that it has disclosed to Schering all actions or communications from the United States Patent and Trademark Office as of the day prior to the Effective

Date with respect to the Patent Rights and patents included in the Neurogen Dopamine Agonist/Antagonist Technology.


                        ARTICLE 7 - TERM AND TERMINATION
                        --------------------------------

          7.1  Term.  Unless sooner canceled or terminated under the provisions
               ----
hereof, this Agreement shall expire thirty (30) years after its Effective Date.

          7.2  Termination for Breach.  Except as qualified in Paragraph 4.6,
               ----------------------
either party may by giving to the other party prior notice in writing to that effect of not less than ninety (90) days, in the event that the other party shall commit a material breach of this Agreement and shall fail to cure such breach during the ninety (90) day period following receipt of said notice from the non-breaching party, or such longer period (not to exceed one hundred eighty
(180) days) as may be necessary, provided the breaching party has commenced and continues its diligent efforts to cure. Notwithstanding the foregoing, if a breach by Schering occurs after the completion of the Research Program and the breach specifically relates solely to a specific Licensed Compound arising from the Research Program, this Agreement shall be terminable by Neurogen only with respect to the Licensed Compound and related Licensed Products and Licensed Combinations, to which such breach specifically relates. Such cancellation and termination shall not release the breaching party from any obligations hereunder incurred prior thereto nor prejudice any other rights or remedies of the nonbreaching party. In the event of termination of this Agreement, or a divisible portion thereof, by Neurogen pursuant to this Paragraph 7.2 Neurogen and Schering shall have the rights and obligations set forth in the applicable provisions of Paragraph 7.4 and 7.5 hereof.

          7.3  Voluntary Schering Termination.  After the termination or
               ------------------------------
expiration of the Research Program, Schering may terminate this Agreement at any time upon one hundred eighty (180) days prior written notice to Neurogen, and in such event, the parties shall have the rights and obligations set forth in the applicable provisions of Paragraphs 7.4, 7.5 and 7.7 hereof.

          7.4  Post Termination Royalties.  Upon any Agreement cancellation,
               --------------------------
expiration or termination, all Earned Royalties due for Net Sales of Licensed Compounds, Licensed Products and Licensed Combinations to the effective date of said cancellation or termination or expiration shall accrue and become due and payable on the sixtieth (60th) day thereafter, but no Earned Royalties shall be due on Net Sales after Agreement expiration.

          7.5  Post Termination Product Sales.  In the event of the cancellation
               ------------------------------
or termination of any license rights with respect to a Licensed Compound, Licensed Product or Licensed Combination, other than for reason of material breach of this Agreement by Schering for safety reasons, prior to the expiration thereof or termination of this Agreement, inventory of Licensed Product or Licensed Combination may be sold for up to six (6) months after date of termination, provided Earned Royalties are paid thereon, and (i) the obligations of confidentiality under Paragraph 4.7 and indemnity order Article 9 shall survive for the period specified therein, and (ii) all obligations of either party accruing prior to such termination shall survive.

          7.6  Termination Upon Bankruptcy or Insolvency.
               -----------------------------------------

          A. All rights and licenses granted under or pursuant to this Agreement by Neurogen to Schering are, for all purposes of Section 365(n) of Title 11 of the U.S. Code ("Title 11"), licenses of rights to intellectual property as defined in Title 11. Neurogen agrees during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. If a case is commenced by or against Neurogen under Title 11, then, unless and until this Agreement is rejected as provided in Title 11, Neurogen (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee) shall, as Schering may elect in a written request, immediately upon such request (i) perform all of the obligations provided in this Agreement to be performed by Neurogen including, where applicable and without limitation, providing to Schering portions of such intellectual property (including embodiments thereof) held by Neurogen and such successors and assigns or otherwise available to them or (ii) provide to Schering all such intellectual property (including all embodiments thereof) held by Neurogen and such successors and assigns or otherwise available to them. If a Title 11 case is commenced by or against Neurogen, this Agreement is rejected as provided in Title 11 and Schering elects to retain its rights hereunder as provided in Title 11, then Neurogen (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee) shall provide to Schering all such intellectual property (including all embodiments thereof) held by Neurogen and such successors and assigns or otherwise available to them immediately upon Schering's written request therefor. Whenever Neurogen or any of its successors or assigns provides to Schering any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Paragraph 7.6, Schering shall have the right to perform the obligations of Neurogen hereunder with respect to such intellectual property, but neither such provision nor such performance by Schering shall release Neurogen from any such obligation or liability for failing to perform it. All rights, powers and remedies of Schering provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, Title 11) in the event of the commencement of a Title 11 case by or against Neurogen. Schering, in addition to the rights, powers and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, Title 11) in such event. The parties agree that they intend the foregoing Schering rights to extend to the maximum extent permitted by law, including without limitation for purposes of Title 11, (i) the right of access to any intellectual property (including all embodiments thereof) of Neurogen, or any third party with whom Neurogen contracts to perform an obligation of Neurogen under the Agreement, and, in the case of the third party, which is necessary for the development, registration and manufacture of Licensed Compounds, Licensed Products, and Licensed Combinations and (ii) the right to contract directly with any third party described in (i) in this sentence to complete the contracted work.

          B. All rights and licenses granted under or pursuant to this Agreement by Schering to Neurogen are, for all purposes of Section 365(n) of Title 11 of the U.S. Code ("Title 11"), licenses of rights to intellectual property as defined in Title 11. Schering agrees during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. If a case is commenced by or against Schering under Title 11, then, unless and until this Agreement is rejected as provided in Title 11, Schering (in any capacity, including debtor-in-possession) and its successors and assigns Neurogen may elect in a written request, immediately upon such request (i) perform all of the obligations provided in this Agreement to be performed by Neurogen including, where applicable and without limitation, providing to Schering portions of such intellectual property (including embodiments thereof) held by Neurogen and such successors and assigns or otherwise available to them. If a Title 11 case is commenced by or against Schering, this Agreement is rejected as provided in Title 11 and Neurogen elects to retain its rights hereunder as provided in Title 11, then Schering (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee) shall provide to Neurogen all such intellectual property (including all embodiments thereof) held by Schering and such successors and assigns or otherwise available to them immediately upon Neurogen's written request therefor. Whenever Schering or any of its successors or assigns provides to Neurogen any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Paragraph 7.6, Neurogen shall have the right to perform the obligations of Schering hereunder with respect to such intellectual property, but neither such provision nor such performance by Neurogen shall release Schering from any such obligation or liability for failing to perform it. All rights, powers and remedies of Neurogen provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, Title 11) in such event. The parties agree that they intend the foregoing Neurogen rights to extend to the maximum extent permitted by law, including without limitation for purposes of Title 11, (i) the right of access to any intellectual property (including all embodiments thereof) of Schering, or any third party with whom Schering contracts to perform an obligation of Schering under the Agreement, and, in the case of the third party, which is necessary for the development, registration and manufacture of Licensed Compounds, Licensed Products, and Licensed Combinations and (ii) the right to contract directly with any third party described in (i) in this sentence to complete the contracted work.

          7.7  Right Upon Termination.  In the event of termination of this
               ----------------------
Agreement in its entirety or with respect to any Licensed Compound, the licenses applicable to the portions terminated shall immediately terminate and all applicable license rights shall revert to Neurogen except Schering shall have continuing rights hereunder after such termination with respect to Schering D1 Antagonists. Further, with respect to a termination pursuant to Paragraph 7.3, Schering shall within ninety (90) days of such termination grant to Neurogen an exclusive, royalty free worldwide license (with the right to sublicense) under applicable Schering Technology, and to the extent feasible in light of then existing third party rights therein, and provided Neurogen prospectively assumes any third party royalty obligations, (subject to reimbursement to Schering for its reasonable out-of-pocket expenses in connection with granting such license), to the extent necessary or useful to make, have made, use and sell products based on any Licensed Compound(s) and related Licensed Products and Licensed Combinations which were the subject of the termination. Neurogen shall, and shall endeavor to cause its sublicensees to, indemnify and hold harmless Schering and its Affiliates, employees, officers, directors, shareholders and agents from and against all liabilities, losses, damages, costs or expenses, including reasonable attorney's fees which such party may incur, suffer or be required to pay resulting from or arising in connection with any product liability or other claims arising from the sale or use by any person of any such product that was manufactured, marketed, sold or distributed by Neurogen or any Neurogen

Affiliate or sublicensee pursuant to this Paragraph 7.7, which obligation of indemnification shall be consistent with the procedures set forth in Paragraph
9.3 hereof. In addition, Schering shall grant to Neurogen, to the extent consistent with Schering's other marketing efforts, an exclusive, royalty free world-wide license to utilize Schering Trademarks which were used with Licensed Products or Licensed Combinations based on such Licensed Compound(s), for a reasonable period not to exceed eighteen (18) months, to permit Neurogen to phase in its trademarks. Schering shall further return to Neurogen or dispose of any applicable Know-How, to the extent feasible, as requested by Neurogen, promptly after a termination.


                ARTICLE 8 - WARRANTIES, COVENANTS AND LIABILITY
                -----------------------------------------------

          Each party makes the warranties, covenants and representations set forth in this Article 8 as follows:

          8.1  Authority.  Each party represents and warrants to the other party
               ---------
that it has the legal power, authority and right to enter into this Agreement and to perform all of its respective obligations set forth herein, including the Exhibits hereto.

          8.2  No Conflicting Undertakings.  Each party represents and warrants
               ---------------------------
that as of the Effective Date of this Agreement it is not a party to any agreement, arrangement or understanding with any third party which in any material way conflicts with such party's ability to fulfill any of its obligations under the terms of this Agreement, including the Exhibits hereto.

          8.3  No Conflicting Future Actions.  Each party covenants (and
               -----------------------------
Neurogen also represents and warrants with respect to the grant of rights to Schering under Article 2) that it will not knowingly commit any material acts or knowingly fail to take any act which would cause a material omission and that it will use its best efforts to not permit any acts or omissions to occur which would be in conflict in any material manner with its obligations under this Agreement and the Exhibits hereto or diminish the potential scope of the grant of rights to Schering hereunder in any material respect.

          8.4  No Guarantee of Research Program Success and Limitations of
               -------------------------------------------- --------------
Liability.  Neurogen makes no express or implied warranties, statutory or
---------
otherwise, concerning the success of the Research Program or the quality, validity, commercial utility, freedom from infringement or any other characteristics of any Licensed Compounds, Licensed Products, Licensed Combinations Neurogen Dopamine Agonist/Antagonist Technology, Patent Rights or intellectual property rights resulting from the Research Program.

WITHOUT LIMITING THE FOREGOING, NEUROGEN MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, QUALITY OR USEFULNESS OF THE LICENSED COMPOUNDS, LICENSED PRODUCTS, LICENSED COMBINATIONS OR THE INTELLECTUAL PROPERTY RIGHTS LICENSED TO SCHERING UNDER THIS AGREEMENT. NEUROGEN SHALL NOT BE LIABLE TO SCHERING WITH RESPECT TO THE MANUFACTURE, USE OR SALE OF LICENSED COMPOUNDS, LICENSED PRODUCTS, OR LICENSED COMBINATIONS EXCEPT TO THE EXTENT SET FORTH IN ANY MANUFACTURING AGREEMENT ENTERED INTO PURSUANT TO PARAGRAPH 2.9. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS.

          8.5  Neurogen Ownership of Patents.  Neurogen represents and warrants
               -----------------------------
that, except for the rights herein granted to Schering and as otherwise provided under this Agreement, it has and shall use its reasonable best efforts to retain all right, title and interest in and to the Patent Rights and Neurogen Dopamine Agonist/Antagonist Technology and the patents included therein.

          8.6  Compliance with Agreement and Laws.  Each party shall comply in
               ----------------------------------
all material respects with the terms of this Agreement and with all laws, rules and regulations applicable to the discovery, development, manufacture, distribution, import and export and sale of pharmaceutical products pursuant to this Agreement.

          8.7  No Government Rights to Licensed Property. Neurogen represents
               -----------------------------------------
and warrants that the license rights granted by it to Schering with respect to Program Dopamine Agonists/Antagonists are not and shall not be subject to any retained rights of any state, federal or foreign government or governmental entity, including without limitation rights of the United States government under the Bayh-Doyle Act.

          8.8  Data Summaries Accurate and Complete.  Neurogen represents and
               ------------------------------------
warrants that all data summaries included in KnowHow disclosed by Neurogen to Schering prior to the Effective Date fairly summarize the underlying raw data, and that Neurogen has not withheld disclosures of material information prior to the Effective Date, to its knowledge based on diligent inquiry, which contain data unfavorable to the commercial prospects of Program Dopamine Agonists/Antagonists.

          8.9  No Third Party Infringements.  Neurogen represents and warrants
               ----------------------------
that as of the Effective Date it has no knowledge that making, using and selling existing Program Dopamine Agonists/Antagonists as pharmaceutical products may or do infringe the patent rights of any third party nor does it have any knowledge that any third party may be or is infringing the Patent Rights. It is agreed and understood that Neurogen has provided to Schering by letter dated August 29, 1994, a copy of the legal opinion of Alegretti & Witcoff dated August 25, 1994 with respect to certain patent matters.

          8.10  No Third-Party Rights to Compounds.  Neurogen represents and
                ----------------------------------
warrants that as of the Effective Date it has no agreements, understandings or undertakings with any third parties or entities regarding ownership or disposition of any Dopamine Agonists/Antagonists.


                             ARTICLE 9 - INDEMNITY
                             ---------------------

          9.1  Schering Indemnity.  Schering will indemnify and hold harmless
               ------------------
Neurogen and its Affiliates, employees, officers, directors, shareholders and agents (a "Neurogen Indemnified Party") from and against any and all liabilities, losses, damages, costs, or expenses (including reasonable attorneys' fees) which the Neurogen Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Schering of any covenant, representation or warranty contained in this Agreement, (ii) any product liability or other claims arising from the use by any person of any Licensed Compound, Licensed Product or Licensed Combination that was manufactured, marketed, sold or distributed by Schering or any Affiliate or sublicensee, or (iii) the successful enforcement by a Neurogen Indemnified Party of any of the foregoing.

          9.2  Neurogen Indemnity.  Neurogen will indemnify and hold harmless
               ------------------
Schering and its Affiliates, employees, officers, directors, shareholders and agents (a "Schering Indemnified Party") from and against any and all liabilities, losses, damages, costs or expenses (including reasonable attorneys' fees) which the Schering Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Neurogen of any covenant, representation or warranty contained in this Agreement, or (ii) the successful enforcement by a Schering Indemnified Party of any of the foregoing. It is agreed and understood that nothing herein shall limit any obligation undertaken by Neurogen to indemnify Schering which is contained in any manufacturing agreement entered into pursuant to Paragraph 2.9.

          9.3  Indemnity Obligations.  The aforesaid obligations of the
               ---------------------
indemnifying party shall be subject to the indemnified party fulfilling the following obligations:

          (i) The indemnified party shall fully cooperate with the indemnifying party in the defense of any claims, actions, etc., which defense shall be controlled by the indemnifying party; provided that if the interests of the indemnified party and those of the indemnifying party conflict, the indemnified party shall be allowed to control its own defense (including obtaining separate legal counsel) and the indemnified party shall assume the cost of such defense, and the indemnifying party shall reimburse the indemnified party for its reasonable attorney fees in the event that the indemnified party is exonerated in any litigation and the indemnifying party is found liable in such litigation, and

          (ii) The indemnified party, shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit (except for legal fees incurred by the indemnified party pursuant to (i) above) without the prior written consent of the indemnifying party, which such party shall not be required to give.

          9.4  Liability Insurance.
               -------------------

          (i) Schering shall procure and maintain, at its sole expense, broad form comprehensive general liability insurance, including products and completed operations coverage, in amounts which are commercially reasonable in light of the business being conducted by Schering pursuant to this Agreement, which may include self insurance with excess coverage, providing insurance coverage for claims and suits arising from the development, manufacture, use, distribution or sale of any Licensed Compound, Licensed Product or Licensed Combination in the Territory. Neurogen shall be named an additional insured on the policy of insurance, and a certificate of insurance will be provided to Neurogen.

          (ii) If Neurogen manufactures Licensed Compound pursuant to the terms of this Agreement or any supplementary agreement, Neurogen shall procure and maintain at its sole expense broad form comprehensive general liability insurance, including products and completed operations coverage, with at least a

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

minimum limit of liability. Schering shall be named an additional insured on the policy of insurance and a certificate of insurance will be provided to Schering.

          (iii) If Neurogen manufactures Licensed Product or Combination Product pursuant to the terms of this Agreement, Neurogen shall procure and maintain, at its sole expense, automobile liability insurance with a minimum

                        [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                     SECURITIES AND EXCHANGE COMMISSION.]

limit of liability. Schering shall be named an additional insured with respect to this Licensed Agreement and a certificate of insurance will be provided to Schering.


                           ARTICLE 10 - MISCELLANEOUS
                           --------------------------

          10.1  Waiver.  The failure on the part of Schering or Neurogen to
                ------
exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right, nor operate to bar the exercise or enforcement thereof at any time or times thereafter.

          10.2  Notices.  Any notice required or permitted to be given by the
                -------
terms of this Agreement by a party shall be given by prepaid, registered air mail or by express delivery service, such as Federal Express or DHL properly addressed to the address of the other party set forth below, or to such other address as may, from time to time, be designated in writing by such other party, and shall be deemed to have been given upon receipt:

                                 As to Schering:

                                 Schering Corporation
                                 2000 Galloping Hill Road
                                 Kenilworth, NJ 07033
                                 Attn: President

                                 Schering-Plough Ltd.
                                 Topferstrasse 5
                                 Lucerne, Switzerland
                                 Attn: Managing Director

                                 With copy to:

                                 Senior Legal Director Licensing
                                 Schering-Plough Corporation
                                 2000 Galloping Hill Road
                                 Kenilworth, NJ 07033

                                 As to Neurogen:

                                 Neurogen Corporation
                                 35 Northeast Industrial Road
                                 Branford, CT 06405
                                 Attn: President

                                 With copy to:

                                 Neurogen Corporation
                                 35 Northeast Industrial Road
                                 Branford, CT 06405
                                 Attn: Vice President, Finance

          10.3  Applicable Law.  This Agreement shall be construed and
                --------------
interpreted according to the laws of the State of New Jersey without giving effect to its conflict of law provisions.

          10.4  Arbitration.  The parties shall follow the procedures set forth
                -----------
below to resolve any dispute or issue under this Agreement to the extent permitted by applicable law. Upon written notice from either party to the other of such dispute or issue, the parties shall hold a meeting, attended by Neurogen's and Schering's respective Directors of Research and Development (or the equivalent position) (the "Representatives") to attempt in good faith to negotiate a resolution of the dispute, which resolution shall be subject to approval by the parties' respective Chief Executive Officers or their designated representatives ("CEOs"). If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, the matter shall be referred for review and resolution by the CEOs. The Representatives shall state in writing the specific nature of the dispute and possible conditions for the resolution of the dispute. The CEOs shall attempt in good faith to resolve the matter in dispute for a period of thirty (30) days. If no successful resolution of the dispute has been mutually agreed to the matter shall be submitted to arbitration in New York, New York. Such arbitration shall be conducted under the commercial rules of the American Arbitration Association, and any award or decision made in such arbitration shall be binding and final upon the parties hereto to the maximum extent permitted by law. Notwithstanding the foregoing, each party reserves the right (and the other party agrees not to contest such right) to seek injunctive relief and other equitable remedies in a court of competent jurisdiction, instead of arbitration, with respect to a breach by the other party relating to the non-breaching party's proprietary intellectual property.

          10.5  Captions.  The captions to the Articles and Paragraphs of this
                --------
Agreement are for convenience only, and shall not be deemed of any force or effect whatsoever in construing this Agreement.

          10.6  Entire Agreement and Amendment.  The terms and provisions
                ------------------------------
contained herein, including the Exhibits hereto, and the Screening Agreement, constitute the entire agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof. No amendment to this Agreement varying or extending the terms hereof will be binding upon either party hereto unless in writing, signed by duly authorized officers of the respective parties, and referencing this Agreement.

          10.7  Assignment.  This Agreement shall not be assignable by either
                ----------
party, except (i) to an Affiliate of such party, provided the assigning party guarantees the performance of the Affiliate, (ii) as mutually agreed to in writing in advance or (iii) to a successor to the entire pharmaceutical business of such party, whether in a merger, sale of stock, sale of assets or other transaction. Any permitted assignment shall be binding on the successors of the assigning party. Any assignment or attempted assignment by either party in violation of the terms of this Paragraph 10.7, shall be null and void and of no legal effect.

          10.8  Survival of Terms.  The provision of Section 4.7 and of Article
                -----------------
9 and any other terms of this Agreement which by their intent or meaning have validity beyond the term of this Agreement shall survive the early termination or expiration of this Agreement.

          10.9  No Agency.  Except as provided in Paragraph 6.3 herein, nothing
                ---------
herein shall be deemed to constitute either party as the agent or representative of the other party or both parties as joint venturers or partners for any purpose. Neurogen shall be an independent contractor, not an employee or partner of Schering. Neither party shall be responsible for the acts or omissions of the other party, and neither party will have authority to speak for, represent or obligate the other party in any way without prior written authority from the other party.

          10.10  Severability.  In the event that any provisions of this
                 ------------
Agreement are held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction,
(i) the validity of the remaining provisions shall not be affected, (ii) the particular provision shall to the extent permitted by law be reasonably construed and equitably reformed to be valid and enforceable, and (iii) the rights and obligations of the parties hereto shall be construed and enforced as if the Agreement did not contain the unreformed, particular provisions held to be unenforceable.

          10.11 Force Majeure.  In the event that either party is prevented from
                -------------
performing or is unable to perform any of its obligations under this Agreement due to any act of God; fire; casualty; flood; any act, exercise, assertion or requirement of governmental authority; epidemic; destruction of research or production facilities; riots; insurrection; inability to procure or use materials, labor, equipment, transportation or energy; or any other cause beyond the reasonable control of the party invoking this Paragraph 10.11 if such party shall have used diligent efforts to avoid such occurrence, such party shall give notice to the other party in writing promptly, and thereupon the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

          10.12  Publicity.  Each party agrees not to issue a press release or
                 ---------
otherwise publicize this Agreement or the contents of this Agreement except (i) on the advice of its in-house or outside counsel, as required by law (e.q., any Securities and Exchange Commission filings and disclosures) and provided the party who will be disclosing has consulted with the other party to the extent feasible prior to disclosure with respect to the substance of the disclosure, or
(ii) as consented to in advance by the other party in writing. Notwithstanding the foregoing, each party shall have the right to issue an initial press release, in the form attached hereto as Exhibit 6. Any matter disclosed as permitted pursuant to this Paragraph 10.12 may be thereafter disclosed by either party as it shall see fit, provided that any such further disclosure shall not be more extensive than the original disclosure.

          10.13  Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed an original.

          10.14  Other Programs.  The parties acknowledge that each may
                 --------------
commercialize products other than Program Dopamine Agonists/Antagonists for the treatment and/or prevention of schizophrenia, as a cognitive enhancer or for other similar diseases and conditions and agree that such commercialization will not constitute a breach by either party of its obligations under this Agreement.

          10.15  Schering Performance.  Schering Corporation and Schering-
                 --------------------
Plough, Ltd. shall act as one pursuant to this Agreement, each shall be jointly and severally responsible for the performance of all of their collective obligations hereunder, and any breach by one such entity shall constitute a breach by both.

          10.16  Cooperation.  Neurogen agrees to cooperate with Schering to
                 -----------
furnish such information as shall be reasonably requested by the FDA or other governmental authorities with respect to Licensed Products and Licensed Combinations.

          10.17  Publication.  Any manuscript by Schering or Neurogen and their
                 -----------
Affiliates describing the scientific results of the Research Program shall be subject to the prior review of the non-publishing party at least thirty (30) days prior to submission. Further, to avoid loss of patent rights as a result of premature public disclosure of patentable information, the receiving party shall notify the disclosing party in writing within thirty (30) days after receipt of a disclosure whether the receiving party desires to file a patent application on any invention disclosed in such scientific results in accordance with Article 6 or otherwise. In the event that the receiving party desires to file such a patent application, the disclosing party shall withhold publication or disclosure of such scientific results until the earlier of (i) a patent application is filed thereon, or (ii) the parties determine after consultation that no patentable invention exists, or (iii) ninety (90) days after receipt by the disclosing party of the receiving party's written notice of the receiving party's desire to file such patent application. Further, if such scientific results contain the information of the receiving party that is subject to use and nondisclosure restrictions under Paragraph 4.7, the disclosing party agrees to remove such information from the proposed publication or disclosure.

          10.18  Solicitation.  Neither party shall solicit or hire employees
                 ------------
(or former employees of the other party within six (6) months of termination) for employment during or for six (6) months after the expiration or termination of the Research Program without the prior written consent of the other party.

          10.19  Adverse Events Report.  After the Effective Date and during the
                 ---------------------
limited period Neurogen is conducting phase 1 clinical trials before the transition to Schering occurs, Neurogen will report any adverse events to Schering in accordance with the provisions of Exhibit 7 attached hereto and made a part hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the date first above written.

SCHERING-PLOUGH LTD.                      SCHERING CORPORATION


By:_________________________              By:__________________________

Title:______________________              Title:_______________________


NEUROGEN CORPORATION


By:_________________________

Title:______________________

                                   EXHIBIT 1
                 Elements of Fully Burdened Manufacturing Costs

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

                                   EXHIBIT 2
                Neurogen Dopamine Agonist/Antagonist Technology

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

                                   EXHIBIT 3

                                 Patent Rights

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

                                   EXHIBIT 4

                                Research Program

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

                                   EXHIBIT 5

                           CURRENCY CONVERSION POLICY

SUBJECT:  TRANSLATION OF FOREIGN CURRENCIES

SECTION:            ADMINISTRATIVE AND GENERAL


                                    PURPOSE
                                    -------

To provide general guidelines for the translation of foreign currency financial statements to equivalent U.S. dollars.

See also the following specific-subject policies for additional related information:

     0406.1 Translation of Foreign Currencies: Special Situations - Hyper-Inflationary Economics

     0407    Current Bookkeeping Exchange Rates

     5410    Foreign Currency Exposure Reporting


                                  APPLICATION
                                  -----------

Applies to Schering-Plough Corporation, its divisions and all subsidiaries except those designated by the International Finance Committee and advised by their respective division. These divisions and subsidiaries should follow Finance Manual Policy No. 0406.1 - Translation of Foreign Currencies: Special Situations and Hyper-Inflationary Economies.


                                   DEFINITION
                                   ----------

Current Bookkeeping Exchange Rate - as published by Corporate Treasury, the
---------------------------------
exchange rate for assets and liabilities at the balance sheet date. For revenues and expenses, the exchange rates published at the end of the previous accounting period (prior month). See Finance Manual Policy No. 0407 - Current Bookkeeping Exchange Rates.

Historical Exchange Rate - the rate in effect at the time the transaction was
------------------------
recorded in the original books of entry.

                                 POLICY/PROCEDURE
                                 ----------------

The procedure for translating foreign currencies follows. Where appropriate, Divisions will initial and prepare supplemental detailed polices as required.

Statement of Income
-------------------

All elements of the Statement of Income of foreign subsidiaries, expressed in a currency other than U.S. dollars, are translated into U.S. dollars at the current bookkeeping exchange rates in effect at the end of the prior month.

     .  Exception:       The foreign currency value of depreciation expense
                         applicable to the revaluation of fixed assets is not translated to U.S. dollars nor reported in the Statement of Income in accordance with U.S. Generally
                         Accepted Accounting Principles (GAAP).

Balance Sheet
-------------

Balance sheets of foreign subsidiaries, expressed in a currency other than U.S. dollars, are translated into U.S. dollars at current bookkeeping exchange rates.

     .  Exceptions:      Intercompany Investments (as defined in the Schering-
                         Plough Chart of Accounts) and Capital accounts are translated at historical exchange rates.

                         Foreign currency values applicable to the revaluation of fixed assets (i.e., Real Estate, Plant and Equipment Revaluation and Real Estate Plant and Equipment, Allowance for Depreciation Revaluation) are not translated to U.S. dollars, nor reported in financial statements prepared in accordance with U.S. GAAP.

The net difference resulting from translating a foreign currency Balance Sheet to U.S. dollars is recorded and shown in the Foreign Currency Translation Adjustment account (S-P COA #098-20) in the equity section of the Balance Sheet and is not included in the determination of net income for the period. See Financial Manual Policy No. 0406.1 - Translation of Foreign Currencies: Special Situations and Hyper-Inflationary Economies for special situations.

Retained Earnings
-----------------

Retained Earnings are translated to U.S. dollars at a composite exchange rate determined by adding the U.S. dollars of all components of Retained Earnings as follows:

     .  Beginning of Year Balance (S-P COA #095-10) - the U.S. dollar amount
        -------------------------
        reported at the end of the prior year as Retained Earnings-Ending Balance. This figure cannot be restated nor revised. Any changes must be recorded in the retained earnings adjustment account.

     .  Net Income (S-P COA #095-20) - from the Statement of Income.
        ----------------------------

     .  Dividends Declared (S-P COA #095-30/40) - translated and maintained at
        ------------------
        the current bookkeeping exchange rate in effect at the end of the month prior to declaration.

     .  Other Changes (S-P COA #095-90) - translated and maintained at the
        -------------
        historical rate of exchange.

     .  Fixed Asset Revaluation:  Cumulative (S-P COA #096-00) - no U.S. dollar
        ------------------------------------
        equivalent in accordance with U.S. GAAP.

     .  Ending Balance - arrived at by adding the U.S. dollar value of all the
        --------------
        components of Retained Earnings previously described.

Compliance with GAAP
--------------------

Prior to translation, financial statements of subsidiaries must be restated to conform to GAAP in the United States. GAAP requires assets and liabilities denominated in a currency other than the book currency of the subsidiary to be revalued based on the current bookkeeping exchange rates. Any resulting currency gain or loss is included as foreign exchange expense in the determination of net income for the period.

Subsidiaries whose books are kept in U.S. dollars will, at the end of the accounting period, revalue assets and liabilities, including intercompany accounts denominated in a currency other than the book currency of the subsidiary based on the current bookkeeping exchange rate. Any resulting U.S. dollar gain or loss is recorded as foreign exchange expense (S-P COA #820-831) in the determination of net income for the period.

Sale or Liquidation of Foreign Subsidiary
-----------------------------------------

A sale or complete (or substantially complete) liquidation of the assets of a foreign subsidiary requires the recognition in income of all or a portion of the Translation Adjustment account (S-P COA #098-20) attributable to such entity in measuring the gain or loss on sale or liquidation. For example, if 100% ownership of a foreign subsidiary with a debit balance of $1 million in its Translation Adjustment account was sold to a third party, any gain (loss) on the sale would be reduced (increased) by the $1 million.

A partial sale by the parent of a foreign subsidiary's common shares to an
          ----
unrelated party would require that a pro-rata portion (based on the percentage of ownership sold) of the Translation Adjustment account be included in measuring the gain or loss on the sale, even if the sale involves only a minority share in the subsidiary. For example, if the parent sold a 20% share of the subsidiary to a third party, 20% of the Translation Adjustment account for that subsidiary would be removed from the balance sheet and charged to income (or expense). Therefore, if the subsidiary had a $1 million debit balance in its Translation Adjustment account and 20% of its outstanding stock was sold to another company at a gain of $500,000, the gain would be reduced by a $200,000 charge from recognizing 20% of the Translation Adjustment account into income. This would be reported on the parent company's books.

A liquidation must encompass substantially all of the assets of a subsidiary in
  -----------
order to recognize the Translation Adjustment account in income. If the liquidation is substantially complete even though the legal entity remains, the entire Translation Adjustment account is recognized in income. A liquidation that is not substantially complete (e.g., sale of product line) requires no recognition of the Translation Adjustment account into income. The Translation Adjustment account is recognized in income if the subsidiary is liquidated in substance, not merely form. For example, if a legal entity of the Company is liquidated, but the assets and operations of such entity are retained and merely transferred to another Schering-Plough legal entity, no recognition of the Translation Adjustment account into income is required. The issue of liquidation is complex and the financial impact can be significant; therefore, proposed accounting treatment of all potential liquidations must be reviewed and approved by the Corporate Vice President -Controller, or designee, prior to recording an official subsidiary record.

                                 RESPONSIBILITY
                                 --------------

The chief financial officer, or designee, of each division/subsidiary is responsible for implementation and adherence to this policy.

                                   EXHIBIT 6

                                 Press Release

                                    Contact   Ronald J. Asinari
                                              (201) 822-7402

                                    Neurogen Corporation
                                    Stephen R. Davis
                                    (203) 488-8201 X3016

                                    Noonan/Russo Comm.
                                    Susan Noonan
                                    (212) 696-4455 X203



                     SCHERING-PLOUGH, NEUROGEN IN AGREEMENT
                     --------------------------------------

                       TO DEVELOP NEURO-PSYCHIATRIC DRUGS
                       ----------------------------------

MADISON, N.J., and BRANFORD, CONN., June 15, 1995 --Schering-Plough Corporation (NYSE:SGP) and Neurogen Corporation (NASDAQ:NRGN) today announced an agreement to enter into a strategic alliance to develop and commercialize drugs for the treatment of neuro-psychiatric disorders.

          The collaboration, subject to approval by Schering-Plough's board of directors, will seek to develop a new generation of pharmaceuticals that bind selectively to specific dopamine receptor sub-types. Dopamine receptors have been implicated in a number of disorders, including schizophrenia. By binding to specific receptors, such new drugs may be more effective and have fewer side-effects than currently marketed central nervous system drugs.

          "We are pleased to join Neurogen in this agreement, which will expand and complement Schering-Plough's ongoing efforts in central nervous system drug research," said Richard J. Kogan, Schering-Plough president and chief operating officer.

"We look forward to working with Neurogen's scientists and are optimistic that these efforts will lead to important new therapies," he added.

          Harry H. Penner, Jr., Neurogen's president and chief executive officer, said, "While this collaboration both secures our capital needs through 1997 and implements our ratcheted growth strategy, these were not our primary considerations. Rather, Schering-Plough's experience in dopamine research provides optimum possibility for synergy in an effort to bring novel drugs to the market to treat schizophrenia and a variety of dopamine-mediated neuro-psychiatric disorders," Penner said.

          Neurogen's initial development efforts have been focusing on a dopamine D4 antagonist (NGD 94-1), currently in Phase I clinical trials for schizophrenia. The agreement gives Schering-Plough exclusive rights to all therapeutic modalities resulting from Neurogen's dopamine discovery program and rights to test certain compounds from Neurogen's combinatorial chemistry program in selected Schering-Plough assays.

          The agreement, with affiliated companies of Schering-Plough, provides for Schering-Plough to make upfront payments of $17 million, to fund a two-to-five year research program at Neurogen, to make certain milestone payments and to fund the clinical development of drugs resulting from the collaboration. If all milestones are met and the research program continues a full five years, the payments to Neurogen will approximate $70 million.

          Schering-Plough will receive an exclusive worldwide license to market products resulting from the collaboration, with Neurogen receiving royalties on sales. Neurogen will retain an option to manufacture products resulting from the collaboration for the U.S. market.

          Neurogen Corporation, located in Branford, Conn., is a leading neuropharmaceuticals company engaged in the design and development of a new generation of highly receptor-specific psychotherapeutic drugs based on advances in neurobiology, molecular biology and medicinal chemistry.

          Schering-Plough Corporation, based in Madison, N.J., is a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical and health care products worldwide.
                                     # # #

                                   EXHIBIT 7
                       Adverse Event Reporting Procedures
                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

                                   SCHEDULE A

                              Screening Agreement

                               TABLE OF CONTENTS


1.  Definitions .............................................  1
     1.1  "Active Ingredient"................................  1
     1.2  "Affiliate"........................................  1
     1.3  "Analogs"..........................................  1
     1.4  "Collaboration and License Agreement"..............  2
     1.5  "Compound Mixture".................................  2
     1.6  "Earned Royalty"...................................  2
     1.7  "Hit Compound".....................................  2
     1.8  "Hit Mixture"......................................  2
     1.9  "Homologs".........................................  2
     1.10  "Isomers".........................................  3
     1.11  "Net Sales".......................................  3
     1.12  "Neurogen Compound"...............................  3
     1.13  "Patent Rights"...................................  3
     1.14  "Priority Screen".................................  3
     1.15  "Royalty Bearing Compound"........................  3
     1.16  "Schering Compound"...............................  4
     1.17  "Schering Relinquished Royalty Bearing Compound"..  4
     1.18  "Secondary Screens"...............................  4
     1.19  "Valid Claim".....................................  4
     1.20  "Derivative"......................................  4

2.  Provision of Neurogen Compounds .........................  4

3.  Neurogen Compound Mixture Screening .....................  4
     3.1  Schering Screening Obligation......................  4
     3.2  Neurogen Retained Screen Rights....................  5
     3.3  Schering Priority Screen Rights....................  5

4.  Hit Mixture Priority Rights .............................  6
     4.1  Confirmation of Hit Mixture and Hit Compound.......  6

5.  Hit Compound Licensing 7
     5.1  Availability for License of Hit Compound...........  7
     5.2  Third Party Restrictions...........................  7

6.  Disclosure of Data on Licensable Neurogen Compound ......  8

8.  Grant of License Rights by Neurogen .....................  9

9.  Provision of Schering Compounds ......................... 10

10. Screening of Schering Compounds ......................... 10
    10.1  Notification of Screening Activity of Schering
           Compound.......................................... 10

11.  Royalty Limitations on Schering Compounds .............. 11

12.  License Fees and Royalty Payments ...................... 12
     12.1  Royalty Bearing Compounds......................... 12
     12.2  Milestone License Fee............................. 12
     12.3  Royalty Rate and Duration......................... 13

13.  When Royalties Payable ................................. 13

14.  Direct Affiliate Licenses .............................. 14

15.  Currency Conversions ................................... 14

16.  Royalties Payable Only on Sales to Third Parties ....... 15

17.  Royalty Payment Records ................................ 15

18.  Compulsory Licenses .................................... 15

19.  Schering Trademark Rights .............................. 15

20.  Patent Extensions ...................................... 16

21.  No Relinquishment of Rights by Schering to Schering
     Compounds .............................................. 16

22.  Royalties to Schering on Relinquished Compounds ........ 16

23.  Medicinal Chemistry Diligence Requirements for Neurogen
     Compounds .............................................. 17

24.  Diligence Efforts after Commencement of Clinical Trials for Neurogen Compounds ................................. 17

25.  Termination for Due Diligence Failure .................. 17

26.  Reimbursement for Neurogen Patent Costs ................ 18

27.  Inventorship ........................................... 18

28.  Enforcement of Neurogen Patents ........................ 18

29.  No Combinatorial Libraries ............................. 19

30.  Term ................................................... 19

31.  Termination for Breach ................................. 19

32.  Schering Voluntary Termination ......................... 20

33.  Royalty Payments After Termination ..................... 20

34.  Sale of Inventory After Termination .................... 20

35.  Bankruptcy ............................................. 21

36.  Licenses Terminated Upon Agreement Termination ......... 23

37.  Warranties ............................................. 24

38.  Indemnities of Schering ................................ 25

39.  Indemnities of Neurogen ................................ 25

40.  Qualifications to Indemnity Obligations ................ 25

41.  Liability Insurance .................................... 26

42.  Miscellaneous Terms .................................... 26
     42.1    Confidentiality ................................ 26
     42.2    Waiver ......................................... 27
     42.3    Notices ........................................ 27
     42.4    Applicable Law ................................. 28
     42.5    Arbitration .................................... 28
     42.6    Captions ....................................... 28
     42.7    Entire Agreement and Amendment ................. 28
     42.8    Assignment...................................... 29
     42.9    Survival of Terms............................... 29
     42.10    No Agency ..................................... 29
     42.11    Severability................................... 29
     42.12    Force Majeure ................................. 29
     42.13    Publicity ..................................... 30
     42.14    Counterparts .................................. 30
     42.15    Solicitation .................................. 30
     42.16    Schering Performance .......................... 30

                              SCREENING AGREEMENT


          THIS SCREENING AGREEMENT (hereinafter the "Agreement"), made as of the _____ day of June, 1995, by and between NEUROGEN CORPORATION, a corporation of the State of Delaware, (hereinafter "Neurogen") and SCHERING CORPORATION, a corporation of the State of New Jersey, and SCHERING-PLOUGH LTD., a Swiss corporation (hereinafter collectively called "Schering"). This Agreement shall be effective (the "Effective Date") on the date that the Collaboration and License Agreement, as hereinafter defined, becomes effective.

                              W I T N E S S E T H:

          WHEREAS Schering and Neurogen desire to permit, under the terms of this Agreement, screening of certain of their library compounds by the other party for activity and to agree upon terms for future development and commercial exploitation of compounds found to be active as a result of such screening efforts.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

          1.  Definitions.  As used in this Agreement, the following terms have
              -----------
the following meanings, and the singular shall include the plural and vice versa as the context requires:

          1.1 "Active Ingredient" shall mean any ingredient having independent therapeutic, prophylactic or diagnostic effect.

          1.2 "Affiliate" shall mean any company or organization controlling, controlled by, or under common control with Schering or Neurogen, as the case may be. For this purpose, the terms control, controlled and controlling mean the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through ownership directly or indirectly of over fifty percent (50%) of the stock entitled to vote, and for non-stock organizations, the right to receive over fifty percent (50%) of the profits or by contract or otherwise.

          1.3  "Analogs" shall mean

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

          1.4 "Collaboration and License Agreement" shall mean the Collaboration and License Agreement of which this Agreement is a schedule executed by the parties simultaneously with the execution of this Agreement.

          1.5  "Compound Mixture" shall mean coded mixtures of Neurogen
Compounds.

          1.6 "Earned Royalty" shall mean the following percentages of Net Sales of each product containing a Royalty Bearing Compound as a single Active Ingredient and combination product containing a Royalty Bearing Compound and an additional compound both as Active Ingredients:

          A.  with respect to aggregate annual worldwide Net Sales of any

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

of Net Sales during any calendar year;

          B.  with respect to worldwide Net Sales of any

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

"Earned Royalty" means the percentage described in subparagraph A above

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

          1.7 "Hit Compound" shall mean a compound within a Hit Mixture that is shown to have activity as described in Paragraph 4.

          1.8 "Hit Mixture" shall be a Compound Mixture which has activity as described in Paragraph 4 in a Priority Screen or a Secondary Screen.

          1.9  "Homologs" shall mean

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

          1.10  "Isomers" shall mean

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

          1.11 "Net Sales" shall mean the gross amounts received by Schering, its Affiliates and sublicensees as a result of sales worldwide of products containing Royalty Bearing Compounds by Schering, its Affiliates and sublicensees to third party customers after deduction of (i) cash, trade and/or quantity discounts actually allowed; (ii) amounts repaid or credited by reason of rejections, damaged goods or returns of goods, recalls, rebates (including government mandated rebates) or because of retroactive price reductions; (iii) freight, postage, and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business; and (iv) excises, sales taxes, duties and the like (the legal incidence of which is on the purchaser). A "sale" of product containing a Royalty Bearing Compound is deemed to occur upon the earliest of invoicing, shipment or transfer of title to a person other than Schering or its Affiliate or sublicensee.

          1.12 "Neurogen Compound" shall mean coded compounds supplied to Schering in Compound Mixtures pursuant to this Agreement.

          1.13 "Patent Rights" shall mean (i) claims of all United States and foreign patent applications and issued patents filed or issued during the term of this Agreement owned or controlled, in whole or part, by either party or its Affiliates (including, without limitation, patents with joint inventors where at least one inventor is obligated to assign the invention to the Party or an Affiliate) which are subject to grant of license by the party to the other party pursuant to the express terms of this Agreement; and (ii) any reissues, extensions (or statutory or other governmental equivalents thereto), substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part or divisions of or to any of the foregoing which are hereafter granted. A Schedule 1.13 to this Agreement will be provided by the parties in a timely fashion for any identified patents included in the Patent Rights and shall be updated periodically thereafter (at least annually) so as to be kept current.

          1.14 "Priority Screen" shall be the screening assays listed in Schedule A.

          1.15 "Royalty Bearing Compound" shall be as defined in Paragraph 12 of this Agreement.

          1.16 "Schering Compound" shall mean Schering compounds supplied to Neurogen pursuant to this Agreement.

          1.17 "Schering Relinquished Royalty Bearing Compound" shall be as defined in Paragraph 12 of the Agreement.

          1.18 "Secondary Screens" shall be Schering screening assays other than Priority Screens.

          1.19 "Valid Claim" shall mean any claim contained in any pending patent application or issued patent (including reissues, reexaminations and extensions) included within the Patent Rights which has not been abandoned or declared invalid in a non-appealable order, as the case may be, and which would be infringed by the manufacture, use, sale or offer to sell of a product containing a Royalty Bearing Compound hereunder in the absence of the license(s) granted in this Agreement. Notwithstanding the foregoing, claims in patent applications which have been pending more than five (5) years in a country shall be excluded from this definition unless and until a patent is issued in such country.

          1.20  "Derivative" shall mean

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

          2.  Provision of Neurogen Compounds.  Neurogen will provide Schering
              -------------------------------
with

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

coded compounds in Compound Mixtures per year delivered quarterly or as otherwise agreed during the year for two (2) years beginning on the Effective Date. Neurogen will provide reasonable quantities of Compound Mixtures (minimums to be agreed upon) formatted for use in Schering's high throughput FLASH automated screening system. Neurogen will package and ship Compound Mixtures to Schering at Neurogen expense. Schering agrees not to attempt any structure analysis of the Compound Mixtures or compounds within Compound Mixtures. Any unused samples shall be destroyed or returned to Neurogen as directed by Neurogen and at the expense of Neurogen.

          3.  Neurogen Compound Mixture Screening.
              -----------------------------------

          3.1  Schering Screening Obligation.  Schering shall screen the
               -----------------------------
Compound Mixtures in four (4) Priority Screens and any one (1) or more of twelve (12) additional Secondary Screens within twelve (12) months of receipt of each such Compound Mixture(s).

          3.2  Neurogen Retained Screen Rights.  Notwithstanding anything in the
               -------------------------------
Agreement to the contrary, (i) Schering agrees not to screen any Compound Mixtures or any Neurogen Compound within Compound Mixtures (or Homologs, Isomers, Analogs or Derivatives thereof) in any screen for Central Nervous System ("CNS") activity and not to otherwise use or permit the use of such compounds for the discovery or development of drugs for CNS activity, except to the extent (A) the applicable compounds are documented to have been conceived and reduced to practice by Schering or a Schering Affiliate without using (x) any Compound Mixture or Neurogen Compound within a Compound Mixture (including any known compound structure information) or (y) material elements of the intellectual property contained in the Neurogen Patent Rights or other Neurogen proprietary intellectual property disclosed hereunder, and (ii) Neurogen will have no limitation, except with respect to Priority Screens as previously stated in this Paragraph, on screening any of its compounds for its own account prior to Schering notifying it of a Hit Mixture. For purposes of this Agreement "CNS activity" means activity affecting behavior by impacting the functioning of neurotransmitters and intended for the treatment of human psychiatric or neurological diseases. Included, without limitation, in this definition are drugs for the treatment of schizophrenia and related psychoses, depression, anxiety, cognition (including drugs for learning, memory and Alzheimer's disease), epilepsy, stress, eating disorders, sleep disorders, stroke, Parkinson's disease, ALS and affective disorders (e.g., mania, bipolar disorders). Excluded from this definition are drugs whose primary activity is against another disease/target that secondarily affects the CNS as exemplified by, but not limited to, the following: anti-cancer drugs that affect tumors in the CNS; cytokine modulating drugs that affect immunologic function within the CNS; and drugs whose target might be the CNS but whose ultimate action is not the CNS (e.g., a central alphaadrenergic agonist for the treatment of hypertension).

          3.3  Schering Priority Screen Rights.  Neurogen agrees that, for a
               -------------------------------
period of two (2) years after the Effective Date, but in any event at least twelve (12) months after receipt of any Compound Mixtures, it will not grant rights to another party to screen the Compound Mixtures (or individual Neurogen Compounds contained therein) in any Priority Screen nor itself directly or indirectly undertake such screening. In furtherance of this obligation, Neurogen will be permitted to reveal to third parties the identity of Schering's Priority Screens, provided it does not identify Schering as being associated with the Priority Screens. Schering will not be required to initially reveal the identity of

Secondary Screens to Neurogen, and Neurogen will be free to enter into future screening agreements without any obligation to deter third parties or itself from running a Secondary Screen.

          4.  Hit Mixture Priority Rights.  If Schering identifies and confirms
              ---------------------------
a screening Hit Mixture before an authorized third party and elects to pursue the Hit Mixture (all as described in Paragraphs 4-6 herein) Schering rights will take precedence.

          4.1  Confirmation of Hit Mixture and Hit Compound.
               --------------------------------------------

          (a)  Initial Hit Mixture.  If Schering identifies a Hit Mixture as a
               -------------------
result of screening a Compound Mixture and wishes to pursue the Hit Mixture, it will notify Neurogen of the coded number of the Hit Mixture and that Schering has identified activity.

          (b)  Confirmation of Hit Mixture.  Upon notification of a Hit Mixture,
               ---------------------------
Neurogen will then send additional amounts of the Hit Mixture at Neurogen's expense to Schering within thirty (30) days of Schering notification so that the hit may be confirmed and the potency of the compounds in those Hit Mixtures established. Schering shall notify Neurogen within sixty (60) days of receiving such additional Hit Mixture whether or not it has confirmed the hit.

          (c)  Hit Compound Confirmation.  Upon any such confirmation, Neurogen
               -------------------------
will provide at Neurogen's expense within thirty (30) days of Schering confirmation of the Hit Mixture in accordance with Paragraph 4.1 (b), an amount of each of the compounds in the Hit Mixture so that Schering may further confirm the coded Hit Compound(s) producing the hit and determine the quality of the hit. Schering shall notify Neurogen within sixty (60) days of receiving such coded compounds whether or not it has confirmed the hit.

          (d)  Schering Notification.  Assuming timely supply of materials from
               ---------------------
Neurogen, Schering will notify Neurogen whether or not it has identified activity as a result of screening a Compound Mixture within one hundred eighty
(180) days of receiving such Compound Mixture. Any unused samples shall be destroyed or returned to Neurogen as directed by Neurogen and at the expense of Neurogen. After notification of an initial Hit Mixture in accordance with Paragraph 4.1 (a) by Schering and until the earlier of (i) the applicable period contemplated within this Paragraph 4.1 and paragraphs 6 and 7 has expired or
(ii) Neurogen has notified Schering of the unavailability of the applicable Neurogen Compound for licensing, Neurogen will not undertake any new screening efforts on the Hit Mixture.

          (e)  Minimum Screening Activity.  With respect to each notification or
               --------------------------
confirmation of a hit described in this Paragraph 4, minimum levels of activity which must be obtained before a notification or confirmation may be made are greater than fifty percent (50%) inhibition at the screening concentration. If the foregoing criteria does not reasonably apply to the relevant screen, the parties will agree to a comparable but different minimum level criteria for the applicable screen.

          5.  Hit Compound Licensing.
              ----------------------

          5.1  Availability for License of Hit Compound.  Within thirty (30)
               ----------------------------------------
days of a notification by Schering of its confirmation of a Hit Compound pursuant to Paragraph 4.1(c), Neurogen will notify Schering whether Neurogen can exclusively grant its entire right, title and interest, if any, in the Hit Compound or whether it cannot make such a grant because there are contractual restrictions, including other screening agreements with third parties (which shall not conflict with the applicable provisions in Paragraph 3.3 of this Agreement) which prevent Neurogen from granting such rights to Schering or because Neurogen has previously identified activity through screening and is actively pursuing development of such Hit Compound or a Homolog, Isomer, Analog or Derivative of the Hit Compound with respect to such activity.

          5.2  Third Party Restrictions.
               ------------------------

          (a) As of the Effective Date there are no third party agreements, except and to the extent generally summarized in Exhibit A attached hereto and made a part of this Agreement, that could impose such third party contractual restrictions described in Paragraph 5.1. Neurogen will promptly notify Schering of the existence of any future third party screening agreements which contain exclusive rights analogous to (but which shall not conflict with) Schering's Priority Screen rights hereunder. Such analogous third party screen rights shall be added to Exhibit A effective on the date of Neurogen's notification. Schering agrees not to thereafter screen Compound Mixtures or Hit Compounds, Analogs, Homologs, Isomers, and Derivative in any such screens.

          (b) It is expressly understood that Neurogen may enter into screening agreements with other parties with respect to Neurogen Compounds and if any such party notifies Neurogen of a Hit Mixture prior to any such notification of Schering, Schering shall have no rights in the Hit Mixture or any Hit Compound within the Hit Mixture, or Homologs, Isomers, Analogs or Derivatives thereof, except to the extent (A) the applicable compounds are documented to have been conceived and reduced to practice by Schering or a Schering Affiliate without using (x) any Compound Mixture or Neurogen Compound within a Compound Mixture or (y) material elements of the intellectual property contained in the Neurogen Patent Rights or other Neurogen proprietary intellectual property disclosed to Schering hereunder. If the Hit compound is not available, Neurogen will provide a general written description of the reasons the Hit Compound is not available.

          6.  Disclosure of Data on Licensable Neurogen Compound. If Neurogen
              --------------------------------------------------
determines that the Hit Compound is available to Schering and pursuant to Paragraph 5.1 notifies Schering of availability of the Hit Compound, Neurogen will provide to Schering within sixty (60) days of such notification the Hit Compound structure, data in its possession, if any, relating to physical/chemical properties, other biological activities known or tested by Neurogen, safe handling restrictions, as well as information regarding ownership rights of the Hit Compound and any proprietary position of Neurogen or possible third party proprietary position known to Neurogen which may be legally disclosed by Neurogen to Schering.

          7.   Notification of Election to License Neurogen Compound.  Within
               -----------------------------------------------------
sixty (60) days after Neurogen confirmation that it has supplied all of the information pursuant to Paragraph 6, Schering will confirm in writing to Neurogen whether or not it will undertake development efforts with respect to the Hit Compound and will provide a summary of its screening data for the Hit Compound to Neurogen. If Schering elects not to undertake development, Neurogen will be free thereafter to use the screening results as it sees fit, and Schering will not thereafter use or permit the use for drug discovery and development purposes or otherwise of the Hit Compound or Homologs, Isomers, Analogs or Derivatives thereof (including any known compound structure information), except to the extent (A) the applicable compounds are documented to have been conceived and reduced to practice by Schering or a Schering Affiliate without using (x) any Compound Mixture or Neurogen Compound within a Compound Mixture or (y) material elements of the intellectual property contained within the Neurogen Patent Rights or other Neurogen proprietary intellectual property disclosed to Schering hereunder. If Schering elects to undertake development of the Hit Compound, then Neurogen will not thereafter itself use or thereafter agree with a third party to permit the use of the Hit Compound, any then existing Homologs, Isomers, Analogs or Derivatives thereof of Neurogen or an Affiliate, any related drug structure information, or Schering screening results except to the extent (A) the applicable compounds are documented to have been conceived and reduced to practice by Neurogen or a Neurogen Affiliate without using (x) any Compound Mixture or Neurogen Compound within a Compound Mixture or Homologs, Isomers, Analogs or Derivatives of the Hit Compound selected by Schering existing at the time of Schering's election or (y) any material elements of the intellectual property contained within the Patent Rights, or (B) in the event of Schering's relinquishment of its rights in such compounds as provided herein, or
(C) notwithstanding anything herein to the contrary, Neurogen shall retain its rights to discover, develop and commercialize such compounds for CNS activity.

          8.  Grant of License Rights by Neurogen.  Subject to Paragraph 4 and
              -----------------------------------
the Neurogen termination rights described below, at the time Schering notifies Neurogen of Schering's election to develop a Hit Compound, Neurogen will be deemed to have granted (subject to Paragraph 37 (e)) Schering exclusive royalty bearing, worldwide license rights (Schering Corporation for the United States, including its territories and possession, and ScheringPlough Ltd. for the rest of the world), in and under whatever right, title or interest Neurogen has, if any, for all pharmaceutical uses (subject to Paragraph 29 herein), other than for the therapeutic or prophylactic treatment or diagnosis of CNS activity, with right of sublicense to third parties, in any existing or future Neurogen and Neurogen Affiliate(s) intellectual property (including without limitation any applicable patent applications or issued patents) for the limited purpose of making, using, selling or offering to sell such Hit Compound and Isomers, Homologs, Analogs and Derivatives thereof. Any such patent applications or issued patent shall be deemed included in the Neurogen Patent Rights. Notwithstanding the preceding language in this Paragraph 8, Schering is not granted licenses hereunder with respect to (i) future intellectual property licensed to Neurogen or its Affiliates or (ii) future applicable patent applications or issued patents) for the limited purpose of making, using, selling or offering to sell such Hit Compound and Isomers, Homologs, Analogs and Derivatives thereof. Any such patent applications or issued patent shall be deemed included in the Neurogen Patent Rights. Notwithstanding the preceding language in this Paragraph 8, Schering is not granted licenses hereunder with respect to (i) future intellectual property licensed to Neurogen or its Affiliates or (ii) future intellectual property which relates to making or using Hit Compounds and Isomers, Homologs, Analogs or Derivatives thereof unless such intellectual property is created as part of implementing the terms of this Agreement. Except for the rights specifically granted herein, Neurogen reserves all rights to Neurogen Compounds, Neurogen Patent Rights and its know-how and reserves the right to utilize or allow third parties to utilize such compounds and intellectual property in any manner in its discretion consistent with the terms of this Agreement. In the event that a Neurogen Royalty Bearing Compound is discovered to have therapeutic or prophylactic effect for the treatment or diagnosis of CNS activity, the parties will promptly meet, without obligation, to discuss licensing terms for license of such indication(s) to Schering. The right of Schering to grant sublicenses to unaffiliated persons and to Affiliates under this Agreement is subject to the conditions that:

          (a) Each sublicense shall be consistent with all of the terms and conditions of this Agreement;

          (b) Schering shall remain responsible to Neurogen for all of each sublicensee's obligations under the sublicense;

          (c) Each sublicense shall provide for its continuation, at the sole option of Neurogen, following early termination of Schering's license rights from Neurogen and its assignment to Neurogen;

          (d) Schering shall advise Neurogen of its intent to grant any sublicense, including identification of the sublicensee, prior to concluding any sublicense agreement;

          (e) Schering shall forward to Neurogen an accurate and complete copy of each sublicense promptly following execution thereof.

          9.  Provision of Schering Compounds.  At both the option of Neurogen
              -------------------------------
and Schering, Schering will provide a mutually agreeable number of Schering Compounds, during the two (2) year period after the Effective Date on a mutually agreeable delivery schedule in reasonable quantities (minimums to be agreed upon) and formatted for use in up to five (5) Neurogen nonPfizer screens which shall be mutually agreed upon in advance in writing. Schering will package and ship the Schering Compounds to Neurogen at Schering expense. Neurogen agrees not to attempt or permit any structure analysis of the Schering Compounds or any other compounds described in Paragraph 10.1(b)(2) herein disclosed to Neurogen hereunder. It is further agreed that Neurogen will have no obligation to accept for screening any of the Schering Compounds. Any unused samples shall be destroyed or returned to Schering as directed by Schering and at the expense of Schering.

          10.  Screening of Schering Compounds.
               -------------------------------

          10.1  Notification of Screening Activity of Schering Compound.
                -------------------------------------------------------

          (a)  Initial Hit Mixture.  With respect to Schering Compounds where
               -------------------
Neurogen identifies screening activity, within thirty (30) days after obtaining positive screening results, Neurogen will notify Schering of the coded identity of the Schering Compound along with a summary of the nature of the activity identified. Minimum levels of activity which must be obtained before a notification will be made are greater than 50% inhibition at the screening concentration. If the foregoing criteria does not reasonably apply to the relevant screen, the parties will agree to a different but comparable minimum level criteria for the applicable screen.

          (b)  Schering Notification.  Schering shall notify Neurogen within
               ---------------------
sixty (60) days thereafter disclosing the compound structure and indicating to Neurogen whether, prior to notification by Neurogen, Schering identified the same or a different activity for the Schering Compound. Schering shall provide with the notification reasonable documentation substantiating its position. Schering will not owe royalties to Neurogen with respect to:

          (1) any Schering Compound which Schering has previously identified as having the same activity and at approximately the same level of activity as that determined by Neurogen, or

          (2) any compounds owned or controlled by Schering having such activity which has resulted from a logical series of medicinal chemistry changes to a Schering Compound described in (1) above which would have been reasonably anticipated by a research chemist skilled in the art, occurring prior to Neurogen's identification of such activity, unless and to the extent, in the case of (1) or (2) above, Neurogen's screening results contain materially different information than Schering's screening results which materially aid Schering's drug development efforts, in which case Schering will pay a royalty of

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

hereunder to Neurogen.

          In the event that Schering has identified a different activity, Schering will only owe royalties to Neurogen in the event of later exploitation exclusively with respect to the activity identified by Neurogen.

          11.  Royalty Limitations on Schering Compounds.  After disclosure of a
               -----------------------------------------
Schering Compound structure by Schering to Neurogen, Neurogen will not thereafter use or permit the use for drug discovery and development purposes or otherwise of the screening results or the Schering Compound or any other Schering Royalty Bearing Compound or drug structure information except to the extent (A) such compounds are documented to have been conceived and reduced to practice by Neurogen or a Neurogen Affiliate without using (x) any Schering Compound or any compounds described in Paragraph 10.1(b)(2) herein disclosed to Neurogen hereunder (including any known compound structure information) or (y) material elements of the Schering intellectual property disclosed to Neurogen hereunder. Subject to the royalty payment obligation limitations in Paragraph 10 herein, if Schering commercializes a Schering Compound for activity first identified by Neurogen in a Neurogen screen pursuant to this Agreement or any other compound resulting from a logical series of medicinal chemistry modifications to such compound which would have been reasonably anticipated by a research chemist skilled in the arts which also has the same activity identified by Neurogen, Schering will pay Neurogen royalties set out in Paragraph 12.2 herein on Net Sales of pharmaceutical products containing such compound with respect to the activity identified by Neurogen and with respect to any other activity, unless and to the extent Schering reasonably establishes, through IMS or other mutually agreeable pharmaceutical drug sales databases or as otherwise mutually agreed by the parties, sales for other indication(s), in which case royalties will be payable only with respect to the Neurogen identified activity.

          12.  License Fees and Royalty Payments.
               ---------------------------------

          12.1  Royalty Bearing Compounds.
                -------------------------

          (a) A "Royalty Bearing Compound" shall mean (x) a Neurogen Hit Compound or Analog, Homolog, Isomer or Derivative thereof, except for compounds independently discovered by Schering or its Affiliates in the manner expressly described in this Agreement ("Neurogen Royalty Bearing Compound") or (y) a Schering Compound or any other compound resulting from a logical series of medicinal chemistry changes to a Schering Compound provided commercialization is based on activity first identified by Neurogen ("Schering Royalty Bearing Compound").

          (b) A "Schering Relinquished Royalty Bearing Compound" shall mean a Neurogen Hit Compound or Homolog, Isomer, Analog or Derivative thereof which has been relinquished by Schering in accordance with Paragraph 25 herein.

          12.2  Milestone License Fee.  For each Neurogen Royalty Bearing
                ---------------------
Compound and each Schering Royalty Bearing Compound, Schering will pay Neurogen

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

  Each such milestone payment should be paid within thirty (30) days of such IND submission. Schering shall notify Neurogen of each such benchmark filing within thirty (30) days of each filing.

          12.3  Royalty Rate and Duration.
                -------------------------

          (a) For any product containing a Royalty Bearing Compound exploited by or on behalf of Schering, an Affiliate, or Licensee, Schering will pay (Schering Corporation with respect to Net Sales in the United States, including its territories and possessions, and Schering-Plough Ltd. with respect to the rest of the world) Earned Royalty with respect to Net Sales of such product

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

Thereafter, with respect to each country separately, Schering, its Affiliates and sublicensees shall have no further obligation to pay Neurogen with respect to continuing Net Sales.

          (b) Notwithstanding anything in this Agreement to the contrary if any product containing a Royalty Bearing Compound

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

the parties shall equitably agree on commercially reasonable Earned Royalty rates with respect to such sales to provide substantially equivalent payments as provided in sub-paragraph A of Paragraph 1.6 herein to what would have been paid if such unfinished product had been converted by Schering to finished product and Earned Royalty was paid on Net Sales of the finished product.

          13.  When Royalties Payable.  Earned Royalties shall be payable on the
               ----------------------
last business day

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

during the term of this Agreement, upon the commencement of Net Sales of the applicable product containing a Royalty Bearing
Compound.

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE

                     SECURITIES AND EXCHANGE COMMISSION.]

          14.  Direct Affiliate Licenses.  Whenever Schering shall reasonably
               -------------------------
demonstrate to Neurogen that, in order to facilitate direct royalty payments by an Affiliate, it is desirable that a separate license agreement be entered into between Neurogen and such Affiliate, Neurogen will grant such licenses directly to such Affiliate by means of an agreement which shall be consistent with all of the provisions hereof, including indemnification directly from such Affiliate, provided that Schering guarantees the Affiliate's obligations under such agreement or otherwise provides to Neurogen assurances of performance satisfactory to Neurogen in its sole discretion.

          15.  Currency Conversions.  Earned Royalty shall be deemed payable by
               --------------------
the entity making the Net Sales from the country in which earned in local currency and subject to foreign exchange regulations then prevailing. Earned Royalty payments shall be made in United States dollars to the extent that free conversion to United States dollars is permitted. The rate of exchange to be used in any such conversion from the currency in the country where such Net Sales are made shall be the commercial rate of exchange prevailing in the United States on the last day of the calendar quarter for which such payments are made as customarily quoted for use for currency conversions between Schering and its Affiliates. The current applicable Schering policy is attached hereto and made a part of this Agreement as Exhibit B. No changes to such policy shall result in a reduction in payments which would have been due in the absence of such change. If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as aforesaid, the parties shall consult with a view to finding a prompt and acceptable solution, and Schering will, from time to time, deal with such monies as Neurogen may lawfully direct at no additional out-of-pocket expense to Schering. Notwithstanding the foregoing, if Earned Royalties in any country cannot legally be remitted to Neurogen within six (6) months after the end of the calendar quarter during which they are earned, then Schering shall be obligated to deposit the Earned Royalties in a bank account selected by Neurogen in such country in the name of Neurogen. If free conversion of such funds to United States dollars is not possible within twelve (12) months after the end of the calendar quarter in which such royalties were earned, Schering shall pay to Neurogen at such time the United States dollar equivalent (calculated as of the time earned) of such funds (including any interest earned from the deposit of local currency), and the local currency shall become the property of Schering. Earned Royalty payable shall be net of any foreign withholding taxes due and payable by Schering, an Affiliate or sublicensee, as the case may be, it being understood that such withholding taxes are the obligation of Neurogen. Schering shall forward to Neurogen in a timely manner all tax receipts relating to such withholding taxes.

          16.  Royalties Payable Only on Sales to Third Parties. No Earned
               ------------------------------------------------
Royalty shall be payable in respect of sales between and among Schering, its Affiliates and sublicensees, except to Affiliates who are end-user customers, it being understood that royalties are to be paid only upon resale to independent third parties.

          17.  Royalty Payment Records.  Schering shall maintain and cause its
               -----------------------
Affiliates to maintain books of account and adequate records of all Net Sales, including those made by sublicensees. Neurogen shall have the right, by an independent public accounting firm reasonably acceptable to Schering, employed by Neurogen and at its own expense, to examine pertinent books and records of Schering (and its Affiliates who are sublicensed hereunder or to whom Neurogen grants direct licenses hereunder) at all reasonable times (but not more often than once each calendar year) for the purpose of determining and reporting to Neurogen the correctness of royalty payments made hereunder; it being understood that such examination with respect to any quarterly accounting period hereunder shall take place not later than three (3) years following the expiration of said period. The costs and expenses of such accounting firm shall be paid by Schering with respect to any audit disclosing an underpayment by Schering of more than five percent (5%). Any overpayments shall be promptly refunded to Schering. The accounting firm representatives shall execute customary confidential agreements prior to any examination. If it appears that sublicensees are substantially underpaying royalties or under-reporting Net Sales based on review of IMS or other similar data available for the sublicensed territory, Schering will reasonably undertake an audit of the sublicensees records and will promptly remit Neurogen's share, after collection, of any under-reported royalties. The provisions of the preceding sentence shall in no way limit Schering's other obligations under this Agreement (including, without limitation its obligations under Paragraph 12) or Neurogen's right to seek any available remedies against Schering, Schering's Affiliates or any Schering sublicensee.

          18.  Compulsory Licenses.  If Schering, its Affiliates or sublicensees
               -------------------
are obliged by any governmental authority in any country in the world to grant licenses under the Patent Rights to any third party to make, use, sell, or offer to sell products containing Royalty Bearing Compounds at royalty rates less than payable pursuant to this Agreement, then the Earned Royalty payable prospectively hereunder with respect to Net Sales of such products in such country after the third party has commercially introduced such licensed product in the country shall be reduced to such lesser rate as long as it remains effective.

          19.  Schering Trademark Rights.  Schering, its Affiliates and
               -------------------------
sublicensees shall be free to use and to register in any trademark office in the world any trademark for use with products containing Royalty Bearing Compounds they desire in their sole discretion. Schering shall own all right, title and interest in and to the trademark(s) in its own name or that of its Affiliates or sublicensees during and after the term of this Agreement.

          20.  Patent Extensions.  With respect to any issued patent included
               -----------------
within the Neurogen Patent Rights licensed to Schering hereunder, Neurogen will designate Schering as its agent for obtaining an extension of such patent or governmental equivalent which extends the exclusivity of any of the patent subject matter where available in any country in the world, or if not feasible, at Schering's option, permit Schering to file in Neurogen's name or diligently obtain such extension for Schering, its Affiliate(s) or sublicensee(s) at Schering's expense. Furthermore, Neurogen agrees to provide reasonable assistance, at no out-of-pocket expense, to facilitate Schering's efforts to obtain any extension. Notwithstanding the above, nothing in this Paragraph 20 shall preclude Neurogen from obtaining extensions of Neurogen Patent rights in the event Schering elects not to.

          21.  No Relinquishment of Rights by Schering to Schering Compounds.
               -------------------------------------------------------------
Schering never relinquishes rights with respect to any Schering Royalty Bearing Compounds during or after the term of this Agreement and only pays milestones and royalties if it commercially exploits applicable Royalty Bearing Compounds herein. Schering shall be obligated to exploit Schering Royalty Bearing Compound(s) only in its sole discretion.

          22.  Royalties to Schering on Relinquished Compounds.  In the event
               -----------------------------------------------
that Schering relinquished rights, as specified in Paragraph 25 herein, to a Hit Compound or Isomer, Homolog, Analog, or Derivatives thereof for which Schering initially identified activity, if Neurogen either alone or through a third party thereafter commercially exploits such Hit Compound or an Isomer, Homolog, Analog or Derivative thereof, then, subject to additional payments which may be due pursuant to Paragraph 25 herein, Neurogen will pay Schering royalties of

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

of any pharmaceutical product containing a Schering Relinquished Compound or an Analog, Homolog, Isomer or Derivative thereof as an Active Ingredient under the same general terms and conditions and subject to the same general limitations as described in Paragraphs 11 and 12.3 herein; provided that this duty of royalty shall not apply to the extent (A) the applicable compounds are documented to have been conceived and reduced to practice by Neurogen or a Neurogen Affiliate without using (x) such relinquished compounds (or related compound structure information) or (y) material elements of the intellectual property contained in the Patent Rights relating to such relinquished compounds.

          23.  Medicinal Chemistry Diligence Requirements for Neurogen
               -------------------------------------------------------
Compounds. In order for Schering to retain continuing rights hereunder with respect to a related series (including back-ups) of Neurogen Royalty Bearing Compounds, Schering must use continuing due diligence to conduct medicinal chemistry to optimize a lead candidate suitable for clinical testing in humans. Schering due diligence shall be equivalent to those efforts it uses with its own compounds of similar value and status. However, in any event, if no medicinal chemistry activities or other significant pre-phase 1 human clinical trial activities are conducted for any consecutive six (6) month period or for any cumulative six (6) months in any consecutive twelve (12) month period after license of the Hit Compound, then such discontinuance shall be deemed a breach of Schering's due diligence obligation. Schering will provide annual summary reports of its development activities to confirm to Neurogen, and to enable Neurogen to assess, whether Schering is meeting its minimum obligations. Schering will not be obligated to identify structures of Homologs, Isomer, Analogs or Derivatives to Hit Compounds in such reports prior to commencement of applicable preclinical toxicity testing.

          24.  Diligence Efforts after Commencement of Clinical Trials for
               -----------------------------------------------------------
Neurogen Compounds.  Once Schering has begun human clinical trials with respect
------------------
to a related series of Neurogen Royalty Bearing Compounds, in order to retain the license rights granted hereunder to the applicable series of Royalty Bearing Compounds, Schering will be obligated to use continuing due diligence to develop and commercialize a pharmaceutical product containing at least one (1) compound in such series comparable to those efforts it uses for its own pharmaceutical products of similar value and status. Schering will provide annual salary reports of its development activities to confirm to Neurogen, and to enable Neurogen to assets, whether Schering is meeting its minimum diligence obligations.

          25.  Termination for Due Diligence Failure.  If Schering fails to
               -------------------------------------
exercise its due diligence obligations described in Paragraphs 23 or 24 herein,
(i) Neurogen, at its option, as its sole legal or equitable remedy may terminate all applicable licenses to Schering with respect to the applicable series of Royalty Bearing Neurogen Compounds, subject, however to the breach and cure and arbitration provisions of this Agreement, and thereafter Schering will no longer have rights to such compounds and (ii) Schering will be deemed to have granted to Neurogen a non-exclusive royalty-free license under any of its applicable Patent Rights relating solely to making, using, selling or offering to sell the applicable Neurogen Royalty Bearing Compounds. Notwithstanding the foregoing, grants to Neurogen which involve intellectual property rights requiring payment of royalties to third parties shall be effective only if Neurogen promptly prospectively assumes in writing the royalty and other obligations in such third party agreement(s) in a form reasonably acceptable to Schering.

          26.  Reimbursement for Neurogen Patent Costs.  Schering agrees to
               ---------------------------------------
reimburse Neurogen for reasonable outside attorney fees and other customary out-of-pocket patent costs on a prospective basis incurred for obtaining patents included in the Patent Rights for Neurogen Royalty Bearing Compounds in such countries as Schering designates an interest, but in any event the United States of America, the European Patent Organization, Japan, Australia and New Zealand, provided Neurogen permits Schering to actively consult at its option in the prosecution of applicable patent applications. Prospective payment obligations shall not commence with respect to a series of related Neurogen Royalty Bearing Compounds until after they have been licensed to Schering hereunder.

          27.  Inventorship.  Inventorship of all patents related to Neurogen
               ------------
and Schering originating compounds will be determined as required by law. However, ownership of all composition-of matter, use and process patents as they relate to making, using, or selling or offering to sell Neurogen Compounds will be assigned to Neurogen and ownership of all composition-of matter, use and process patents as they relate to making, using, selling or offering to sell Schering Compounds will be assigned to Schering. Such ownership interest and assignment obligation will also apply to Homologs, Isomers, and Analogs of Neurogen Compounds and compounds resulting from a logical series of medicinal chemistry changes to a Schering Compound which would have been reasonably anticipated by a research chemist skilled in the art, except to the extent developed independently of disclosures of the intellectual property of the non-inventing party made to the inventing party, which have substantially the same activity as the parent compound. Ownership of Derivatives will follow inventorship. Any assignment of patent ownership will be on an as-is where-is basis without any express or implied warranties whatsoever from the assigning party.

          28.  Enforcement of Neurogen Patents.  Each party shall promptly
               -------------------------------
notify the other of its knowledge of any potential infringement of the Neurogen Patent Rights licensed to Schering hereunder by a third party. Neurogen has the right, but not the obligation, to take all reasonable legal action necessary to protect the Neurogen Patent Rights against infringements by third parties. If within three
(3) months following receipt of written notice from Schering, Neurogen fails to take such action to halt the alleged infringement, Schering shall, in its sole discretion, have the right to take such action as it deems warranted in its own name or in the name of Neurogen or jointly. Each party agrees to render such reasonable assistance as the prosecuting party may request. Costs of maintaining any such action and damages recovered therefrom shall be paid by and belong to the party paying for the action. However, if Schering consents to a sublicense to any third party, which consent it shall not be required to give, who, but for the license, would be infringing claims of issued patents included in the Neurogen Patent Rights, then after deduction by Schering of any costs and expenses of prosecuting any claims against the third party which are incurred by Schering prior to licensing such party, the sales of such products by such third party shall be included as a part of Net Sales.

          29.  No Combinatorial Libraries.  Schering agrees that it will not
               --------------------------
create or agree to allow any other party to create combinatorial libraries using any Hit Compound or any Homolog, Analog, Isomer or Derivative of any Hit Compound except to the extent (A) the applicable compounds are documented to have been conceived and reduced to practice by Schering or a Schering Affiliate without using (x) any Compound Mixture or Neurogen Compound within a Compound Mixture (including any known compound structure) or (y) material elements of the intellectual property contained in the Neurogen Patent Rights. Schering may, however, use or optimize Hit Compounds using traditional medicinal chemistry procedures. Schering agrees that it will not license to any third party any Royalty Bearing Compound unless such party expressly agrees to be bound by the provisions of this Paragraph 29. Notwithstanding the foregoing provisions in this Paragraph, Schering and its Affiliates shall be permitted to supplement traditional medicinal chemistry efforts with combinatorial chemistry techniques solely for the purpose of improving the structure/activity relationship of any Hit Compound or Homolog, Analog, Isomer or Derivative thereof.

          30.  Term.  Subject to Paragraph 42.9, unless sooner canceled or
               ----
terminated under the provisions hereof, this Agreement shall expire thirty (30) years after its Effective Date. To the extent not previously granted, Schering, its Affiliates and sublicensees may after expiration use any remaining proprietary rights granted by Neurogen pursuant to Article 2 at no additional cost as they see fit.

          31.  Termination for Breach.  Except as otherwise qualified in the
               ----------------------
express terms of this Agreement, either party may terminate this Agreement, at its option, by giving to the other party prior notice in writing to that effect of not less than ninety (90) days, in the event that the other party shall commit a material breach of this Agreement and shall fail to cure such breach during the ninety (90) day period following receipt of said notice from the non-breaching party, or such longer period as may be necessary, provided the breaching party has commenced and continues its diligent efforts to cure. If a breach relates solely to a related series of Neurogen Royalty Bearing Compounds, then Neurogen or Schering as the case may be, may terminate the Agreement only with respect to the applicable compound series. Such cancellation and termination shall not release the breaching party from any obligations hereunder incurred prior thereto nor prejudice any other rights or remedies of the non-breaching party. In the event of termination of this Agreement, or a divisible portion thereof, by a party pursuant to this Paragraph, Neurogen and Schering shall have the rights and obligations set forth in the applicable provisions of Paragraphs 33, 34 and 36 hereof.

          32.  Schering Voluntary Termination.  Schering may terminate this
               ------------------------------
Agreement at any time upon one hundred eighty (180) days prior written notice to Neurogen, and in such event, the parties shall have the rights and obligations set forth in the applicable provisions of Paragraphs 33, 34 and 36 hereof; provided that upon any such voluntary termination by Schering any unpaid amounts payable pursuant to paragraph 2.8 of the Collaboration and Licensing Agreement shall become immediately due and payable.

          33.  Royalty Payments After Termination.  Upon any Agreement
               ----------------------------------
cancellation, expiration or termination, all Earned Royalties due for Net Sales hereunder to the effective date of said cancellation or termination shall accrue and become due and payable on the sixtieth (60th) day thereafter.

          34.  Sale of Inventory After Termination.  In the event of the
               -----------------------------------
cancellation or termination of any license rights with respect to products containing Royalty Bearing Compounds other than for reason of material breach of this Agreement by Schering relating to product safety, prior to the expiration thereof or termination of this Agreement, inventory of terminated product may be sold for up to six (6) months after date of termination, provided Earned Royalties are paid thereon, and (i) the obligations of confidentiality hereunder shall survive for the period specified herein, (ii) the obligations under Paragraphs 38, 39, 40 and 41 herein shall survive any termination of the Agreement, and (iii) all obligations of either party accruing prior to such termination shall survive.

          35.  Bankruptcy.
               ----------

          (a) All rights and licenses granted under or pursuant to this Agreement by Neurogen to Schering are, for all purposes of Section 365(n) of Title 11 of the U.S. Code ("Title 11"), licenses of rights to intellectual property as defined in Title 11. Neurogen agrees during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. If a case is commenced by or against Neurogen under Title 11, then, unless and until this Agreement is rejected as provided in Title 11, Neurogen (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee) shall, as Schering may elect in a written request, immediately upon such request (i) perform all of the obligations provided in this Agreement to be performed by Neurogen including, where applicable and without limitation, providing to Schering portions of such intellectual property (including embodiments thereof) held by Neurogen and such successors and assigns or otherwise available to them or (ii) provide to Schering all such intellectual property (including all embodiments thereof) held by Neurogen and such successors and assigns or otherwise available to them. If a Title 11 case is commenced by or against Neurogen, this Agreement is rejected as provided in Title 11 and Schering elects to retain its rights hereunder as provided in Title 11, then Neurogen (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee) shall provide to Schering all such intellectual property (including all embodiments thereof) held by Neurogen and such successors and assigns or otherwise available to them immediately upon Schering's written request therefor. Whenever Neurogen or any of its successors or assigns provides to Schering any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Paragraph 37, Schering shall have the right to perform the obligations of Neurogen hereunder with respect to such intellectual property, but neither such provision nor such performance by Schering shall release Neurogen from any such obligation or liability for failing to perform it. All rights, powers and remedies of Schering provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, Title 11) in the event of the commencement of a Title 11 case by or against Neurogen. Schering, in addition to the rights, powers and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, Title 11) in such event. The parties agree that they intend the foregoing Schering rights to extend to the maximum extent permitted by law, including without limitation for purposes of Title 11, (i) the right of access to any intellectual property (including all embodiments thereof) of Neurogen, or any third party with whom Neurogen contracts to perform an obligation of Neurogen under the Agreement, and, in the case of the third party, which is necessary for the development, registration and manufacture of Licensed Compounds, Licensed Products, and Licensed Combinations and (ii) the right to contract directly with any third party described in (i) in this sentence to complete the contracted work.

          (b) All rights and licenses granted under or pursuant to this Agreement by Schering to Neurogen are, for all purposes of Section 365(n) of Title 11 of the U.S. Code ("Title 11"), licenses of rights to intellectual property as defined in Title 11. Schering agrees during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. If a case is commenced by or against Schering under Title 11, then, unless and until this Agreement is rejected as provided in Title 11, Schering (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee) shall, as Neurogen may elect in a written request, immediately upon such request (i) perform all of the obligations provided in this Agreement to be performed by Schering including, where applicable and without limitation, providing to Neurogen portions of such intellectual property (including embodiments thereof) held by Schering and such successors and assigns or otherwise available to them or (ii) provide to Neurogen all such intellectual property (including all embodiments thereof) held by Schering and such successors and assigns or otherwise available to them. If a Title 11 case is commenced by or against Schering, this Agreement is rejected as provided in Title 11 and Neurogen elects to retain its rights hereunder as provided in Title 11, then Schering (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 trustee) shall provide to Neurogen all such intellectual property (including all embodiments thereof) held by Schering and such successors and assigns or otherwise available to them immediately upon Neurogen's written request therefor. Whenever Schering or any of its successors or assigns provides to Neurogen any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Paragraph 37, Neurogen shall have the right to perform the obligations of Schering hereunder with respect to such intellectual property, but neither such provision nor such performance by Neurogen shall release Schering from any such obligation or liability for failing to perform it. All rights, powers and remedies of Neurogen provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, Title 11) in the event of the commencement of a Title 11 case by or against Schering. Neurogen, in addition to the rights, powers and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, Title 11) in such event. The parties agree that they intend the foregoing Neurogen rights to extend to the maximum extent permitted by law, including without limitation for purposes of Title 11, (i) the right of access to any intellectual property (including all embodiments thereof) of Schering, or any third party with whom Schering contracts to perform an obligation of Schering under the Agreement, and, in the case of the third party, which is necessary for the development, registration and manufacture of Licensed Compounds, Licensed Products, and Licensed Combinations and (ii) the right to contract directly with any third party described in (i) in this sentence to complete the contracted work.

          36.  Licenses Terminated Upon Agreement Termination.  In the event of
               ----------------------------------------------
termination of this Agreement or any portion thereof, the licenses applicable to the portions terminated shall immediately terminate and all applicable license rights shall revert to licensing party. Further, with respect to a termination pursuant to Paragraph 32, Schering shall within ninety (90) days of such termination grant to Neurogen an exclusive, royalty free world-wide license (with the right to sublicense) under applicable Schering Patent Rights, and to the extent feasible in light of then-existing third party rights therein, (subject to reimbursement to Schering for its reasonable out-of-pocket expenses in connection with granting such license), to the extent necessary or useful to make, have made, use and sell products based on any Neurogen Royalty Bearing Compounds(s) which were the subject of the termination. Notwithstanding the foregoing, grants to Neurogen which involve intellectual property rights requiring payments of royalties to third parties shall be effective only if Neurogen promptly prospectively assumes in writing the royalty and other obligations in such third party agreement(s) in a form reasonably acceptable to Schering. Neurogen shall, and shall endeavor to cause its sublicensees to, indemnify and hold harmless Schering and its Affiliates, employees, officers, directors, shareholders and agents from and against all liabilities, losses, damages, costs or expenses, including reasonable attorney's fees which such party may incur, suffer or be required to pay resulting from or arising in connection with any product liability or other claims arising from the sale or use by any person of any such product that was manufactured, marketed, sold or distributed by Neurogen or any Neurogen Affiliate or sublicensee pursuant to this Paragraph 36, which obligation of indemnification shall be consistent with the procedures set forth in Paragraph 38 hereof. In addition, Schering shall grant to Neurogen, to the extent consistent with Schering's other marketing efforts, an exclusive, royalty free world-wide license to utilize Schering Trademarks which were used with such Neurogen Royalty Bearing Compounds, for a reasonable period not to exceed eighteen (18) months, to permit Neurogen to phase in its trademarks. Schering shall further return to Neurogen or dispose of any applicable Neurogen know-how, to the extent feasible, as requested by Neurogen, promptly after a termination. Notwithstanding the foregoing, no termination of this Agreement by Neurogen shall be of any effect with respect to Schering Royalty Bearing Compound.

          37.  Warranties.  Each party makes the following warranties,
               ----------
covenants and representations:

          (a) Each party represents and warrants to the other party that it has the legal power, authority and right to enter into this Agreement and to perform all of its respective obligations set forth herein, including the Exhibits hereto.

          (b) Each party represents and warrants that, as of the Effective Date, it is not a party to any agreement, arrangement or understanding with any third party which in any material way conflicts with such party's ability to fulfill any of its obligations under the terms of this Agreement, including the Exhibits hereto.

          (c) Each party covenants that it will not knowingly commit any material acts or fail to take any act which would cause a material omission and that it will use due diligence, at least equivalent to those efforts it would make with respect to protecting from encumbrance its own unlicensed valuable intellectual property, to not permit any acts or omissions to occur which would be in conflict with its obligations under this Agreement and the Exhibits hereto or to diminish the scope of the grant of rights (subject to any limitations contained in this Agreement) hereunder in any material respect.

          (d)  Compliance With Law.  Each party shall comply in all material
               -------------------
respects with the terms of this Agreement and with all laws, rules and regulations applicable to the discovery, development, manufacture, distribution, import and export and sale of pharmaceutical products pursuant to this Agreement.

          (e) Neither party makes any express or implied warranties, statutory or otherwise, concerning the success of the Neurogen Compounds or Schering Compounds, as the case may be, or the quality, validity, commercial utility, freedom from infringement or any other characteristics of any Neurogen Compounds or Neurogen Patent Rights or Schering Compounds or

Schering Patent Rights, as the case may be, or other intellectual property rights resulting from matters contemplated by this Agreement. WITHOUT LIMITING THE FOREGOING, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, QUALITY OR USEFULNESS OF THE NEUROGEN COMPOUNDS OR SCHERING COMPOUNDS, AS THE CASE MAY BE, OR THE INTELLECTUAL PROPERTY RIGHTS, INCLUDING WITHOUT LIMITATION PATENT RIGHTS, LICENSED UNDER THIS AGREEMENT. NEUROGEN SHALL NOT BE LIABLE TO SCHERING WITH RESPECT TO THE MANUFACTURE, USE OR SALE OF NEUROGEN COMPOUNDS. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

          38.  Indemnities of Schering.  Schering will indemnify and hold
               -----------------------
harmless Neurogen and its Affiliates, employees, officers, directors, shareholders and agents (a "Neurogen Indemnified Party") from and against any and all liabilities, losses, damages, costs, or expenses (including reasonable attorneys' fees) which the Neurogen Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Schering of any covenant, representation or warranty contained in this Agreement, (ii) any product liability or other claims arising from the use by any person of any product containing a Royalty Bearing Compound (whether or not such product has been approved for commercial sale) that was manufactured, marketed, sold or distributed by or on behalf of Schering or any Affiliate or sublicensee, or (iii) the successful enforcement by a Neurogen Indemnified Party of any of the foregoing.

          39.  Indemnities of Neurogen.  Neurogen will indemnify and hold
               -----------------------
harmless Schering and its Affiliates, employees, officers, directors, shareholders and agents (a "Schering Indemnified Party") from and against any and all liabilities, losses, damages, costs or expenses (including reasonable attorneys' fees) which the Schering Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Neurogen of any covenant, representation or warranty contained in this Agreement or the successful enforcement of Schering thereof.

          40.  Qualifications to Indemnity Obligations.  The aforesaid
               ---------------------------------------
obligations of the indemnifying party shall be subject to the indemnified party fulfilling the following obligations:

          (i) The indemnified party shall fully cooperate with the indemnifying party in the defense of any claims, actions, etc., which defense shall be controlled by the indemnifying party; provided that if the interests of the indemnified party and those of the indemnifying party conflict, the indemnified party shall be allowed to control its own defense (including obtaining separate legal counsel) and the indemnified party shall assume the cost of such defense, and the indemnifying party shall reimburse the indemnified party for its reasonable attorney fees in the event that the indemnified party is exonerated in any litigation and the indemnifying party is found liable in such litigation, and

          (ii) The indemnified party, shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit (except for legal fees incurred by the indemnified party pursuant to (i) above) without the prior written consent of the indemnifying party, which such party shall not be required to give.

          41.  Liability Insurance.  Schering shall procure and maintain, at its
               -------------------
sole expense, broad form comprehensive general liability insurance, including products and completed operations coverage in amounts which are commercially reasonable in light of the business being conducted by Schering pursuant to this Agreement, which may include self insurance with excess coverage providing insurance coverage for claims and suits arising from the development, manufacture, use, distribution or sale of any product containing a Royalty Bearing Compound. Neurogen shall be named an additional insured on the policy of insurance, and a certificate of insurance will be provided to Neurogen.

          42.  Miscellaneous Terms.
               -------------------

          42.1   Confidentiality.  Except as necessary for the proper exercise
                 ---------------
of its rights and obligations under this Agreement, each party agrees that it and its Affiliates, employees, directors, agents, consultants and outside contractors (and sublicensees in the case of Schering) will not publish or otherwise divulge or use for its or their own benefit confidential information furnished to it by the other party without the prior written approval of such other party in each instance. The foregoing obligation shall not be imposed on a party with respect to any information which it can demonstrate (i) was at the time of disclosure to it (or shall thereafter, but prior to its publication, divulgence or use for the benefit of a party or any of its Affiliates, become, through no fault of such party or its Affiliates) a part of the public domain by publication or otherwise; or (ii) was already properly and lawfully in its possession at the time it was received from the other party; or (iii) was lawfully received from a third party who was under no obligation of confidentiality to the disclosing party with respect thereto; (iv) is required by law to be disclosed (but only to the extent of such required disclosure); or
(v) is published with the mutual agreement of the parties. This obligation shall extend until ten (10) years after such disclosure is made. The parties acknowledge that breach of the confidentiality restrictions contained in this Paragraph will cause immediate and irreparable harm for which money damages are an inadequate remedy and agree that an aggrieved party shall be entitled to seek injunctive relief in a court of competent jurisdiction, in addition to any other rights to remedies provided under this Agreement or by law. Moreover, except as reasonably necessary to commercially exploit products as contemplated hereunder, Neurogen will not disclose intellectual property licensed to Schering hereunder.

          42.2   Waiver.  The failure on the part of Schering or Neurogen to
                 ------
exercise or enforce any right conferred upon it hereunder shall not be deemed to be a waiver of any such right, nor operate to bar the exercise or enforcement thereof at any time or times thereafter.

          42.3   Notices.  Any notice required or permitted to be given by the
                 -------
terms of this Agreement by a party shall be given by prepaid, registered air mail or by express delivery service, such as Federal Express or DHL properly addressed to the address of the other party set forth below, or to such other address as may, from time to time, be designated in writing by such other party, and shall be deemed to have been given upon receipt:

                                 As to Schering:
                                 Schering Corporation
                                 2000 Galloping Hill Road
                                 Kenilworth, NJ 07033
                                 Attn: President

                                 Schering-Plough Ltd.
                                 Topferstrasse 5
                                 Lucerne, Switzerland
                                 Attn: Managing Director

                                 With copy to:

                                 Senior Legal Director Licensing
                                 Schering-Plough Corporation
                                 2000 Galloping Hill Road
                                 Kenilworth, NJ 07033

                                 As to Neurogen:

                                 Neurogen Corporation
                                 35 Northeast Industrial Road
                                 Branford, CT 06430
                                 Attn: President

                                 With copy to:

                                 Neurogen Corporation
                                 35 Northeast Industrial Road
                                 Branford, CT 06430
                                 Attn: Vice President - Finance

          42.4   Applicable Law.  This Agreement shall be construed and
                 --------------
interpreted according to the laws of the State of New Jersey without giving effect to its conflict of law provisions.

          42.5   Arbitration.  The parties shall follow the procedures set forth
                 -----------
below to resolve any dispute or issue under this Agreement to the extent permitted by applicable law. Upon written notice from either party to the other of such dispute or issue, the parties shall hold a meeting, attended by Neurogen's and Scherings respective Directors of Research and Development (or the equivalent position) (the "Representatives") to attempt in good faith to negotiate a resolution of the dispute, which resolution shall be subject to approval by the parties' respective Chief Executive Officers or their designated representatives ("CEOs"). If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, the matter shall be referred for review and resolution by the CEOs. The Representatives shall state in writing the specific nature of the dispute and possible conditions for the resolution of the dispute. The CEOs shall attempt in good faith to resolve the matter in dispute for a period of thirty (30) days. If no successful resolution of the dispute has been mutually agreed to the matter shall be submitted to arbitration in New York, New York. Such arbitration shall be conducted under the commercial rules of the American Arbitration Association, and any award or decision made in such arbitration shall be binding and final upon the parties hereto to the maximum extent permitted by law. Notwithstanding the foregoing, each party reserves the right (and the other party agrees not to contest such right) to seek injunctive relief and other equitable remedies in a court of competent jurisdiction, instead of arbitration, with respect to a breach by the other party relating to the non-breaching party's proprietary intellectual property.

          42.6   Captions.  The captions to the Articles and Paragraphs of this
                 --------
Agreement are for convenience only, and shall not be deemed of any force or effect whatsoever in construing this Agreement.

          42.7   Entire Agreement and Amendment.  The terms and provisions
                 ------------------------------
contained herein, including the Exhibits hereto, and the Collaboration and Licensing Agreement, constitute the entire agreement between the parties and shall supersede all previous communications, representations, agreements or understandings, either oral or written, between the parties hereto with respect to the subject matter hereof. No amendment to this Agreement varying or extending the terms hereof will be binding upon either party hereto unless in writing, signed by duly authorized officers of the respective parties, and referencing this Agreement.

          42.8   Assignment.  This Agreement shall not be assignable by either
                 ----------
party, except (i) to an Affiliate of such party, provided the assigning party guarantees the performance of the Affiliate, (ii) as mutually agreed to in writing in advance or (iii) to a successor to the entire pharmaceutical business of such party, whether in a merger, sale of stock, sale of assets or other transaction. Any permitted assignment shall be binding on the successors of the assigning party. Any assignment or attempted assignment by either party in violation of the terms of this Paragraph 42.8, shall be null and void and of no legal effect.

          42.9   Survival of Terms.  The provisions of the Paragraphs 38, 39,
                 -----------------
40, 41, and 42.1 and any other terms of this Agreement which by their intent or meaning have validity beyond the term of this Agreement shall survive the termination or expiration of this Agreement.

          42.10  No Agency.  Nothing herein shall be deemed to constitute either
                 ---------
party as the agent or representative of the other party or both parties as joint venturers or partners for any purpose. Neurogen shall be an independent contractor, not an employee or partner of Schering. Neither party shall be responsible for the acts or omissions of the other party, and neither party will have authority to speak for, represent or obligate the other party in any way without prior written authority from the other party.

          42.11  Severability.  In the event that any provisions of this
                 ------------
Agreement are held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction,
(i) the validity of the remaining provisions shall not be affected, (ii) the particular provision shall to the extent permitted by law be reasonably construed and equitably reformed to be valid and enforceable, and (iii) the rights and obligations of the parties hereto shall be construed and enforced as if the Agreement did not contain the unreformed, particular provisions held to be unenforceable.

          42.12  Force Majeure.  In the event that either party is prevented
                 -------------
from performing or is unable to perform any of its obligations under this Agreement due to any act of God; fire; casualty; flood; any act, exercise, assertion or requirement of governmental authority; epidemic; destruction of research or production facilities; riots; insurrection; inability to procure or use materials, labor, equipment, transportation or energy; or any other cause beyond the reasonable control of the party invoking this Paragraph 42.12 if such party shall have used diligent efforts to avoid such occurrence, such party shall give notice to the other party in writing promptly, and thereupon the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

          42.13  Publicity.  Each party agrees not to issue a press release or
                 ---------
otherwise publicize this Agreement or the contents of this Agreement except (i) on the advice of its in-

house or outside counsel, as required by law (e.g., any Securities and Exchange Commission filings and disclosures) and provided the party who will be disclosing has consulted with the other party to the extent feasible prior to disclosure with respect to the substance of the disclosure, or (ii) as consented to in advance by the other party in writing. Notwithstanding the foregoing, each party shall have the right to issue an initial press release, in the form attached hereto as Exhibit 2. Any matter disclosed as permitted pursuant to this Paragraph 42.13 may be thereafter disclosed by either party as it shall see fit, provided that any such further disclosure shall not be more extensive than the original disclosure.

          42.14  Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed an original.

          42.15  Solicitation.  Neither party shall solicit the employees (or
                 ------------
former employees for six (6) months after termination of employment) of the other party for employment during or for six (6) months after the expiration or termination of the Research Program as defined in the Collaboration and License Agreement without the prior written consent of the other party.

          42.16  Schering Performance.  Schering Corporation and Schering-Plough
                 --------------------
Ltd. shall act as one pursuant to this Agreement; each shall be jointly and severally responsible for the performance of all of their collective obligations hereunder, and any breach by one such entity shall constitute a breach by both.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the date first above written.


NEUROGEN CORPORATION                   SCHERING CORPORATION


By:_________________________           By:__________________________

Title:______________________           Title:_______________________

                                       SCHERING PLOUGH LTD.


                                       By:__________________________

                                       Title:_______________________

                                   EXHIBIT A

                             Third Party Agreements

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]

                                   EXHIBIT B

                      Schering Currency Conversion Policy

                           CURRENCY CONVERSION POLICY

SUBJECT:  TRANSLATION OF FOREIGN CURRENCIES

SECTION:  ADMINISTRATIVE AND GENERAL


                                    PURPOSE
                                    -------

To provide general guidelines for the translation of foreign currency financial statements to equivalent U.S. dollars.

See also the following specific-subject policies for additional related information:

     0406.1 Translation of Foreign Currencies: Special Situations - Hyper-Inflationary Economics

     0407    Current Bookkeeping Exchange Rates

     5410    Foreign Currency Exposure Reporting


                                  APPLICATION
                                  -----------

Applies to Schering-Plough Corporation, its divisions and all subsidiaries except those designated by the International Finance Committee and advised by their respective division. These divisions and subsidiaries should follow Finance Manual Policy No. 0406.1 - Translation of Foreign Currencies: Special Situations and Hyper-Inflationary Economies.


                                   DEFINITION
                                   ----------

Current Bookkeeping Exchange Rate - as published by Corporate Treasury, the
---------------------------------
exchange rate for assets and liabilities at the balance sheet date. For revenues and expenses, the exchange rates published at the end of the previous accounting period (prior month). See Finance Manual Policy No. 0407 - Current Bookkeeping Exchange Rates.

Historical Exchange Rate - the rate in effect at the time the transaction was
------------------------
recorded in the original books of entry.


                                POLICY/PROCEDURE
                                ----------------

The procedure for translating foreign currencies follows. Where appropriate, Divisions will initial and prepare supplemental detailed polices as required.

 Statement of Income
 -------------------

All elements of the Statement of Income of foreign subsidiaries, expressed in a currency other than U.S. dollars, are translated into U.S. dollars at the current bookkeeping exchange rates in effect at the end of the prior month.

     .  Exception:       The foreign currency value of depreciation expense
                         applicable to the revaluation of fixed assets is not translated to U.S. dollars nor reported in the Statement of Income in accordance with U.S. Generally
                         Accepted Accounting Principles (GAAP).

Balance Sheet
-------------

Balance sheets of foreign subsidiaries, expressed in a currency other than U.S. dollars, are translated into U.S. dollars at current bookkeeping exchange rates.

     .  Exceptions:      Intercompany Investments (as defined in the Schering-
                         Plough Chart of Accounts) and Capital accounts are translated at historical exchange rates.

                         Foreign currency values applicable to the revaluation of fixed assets (i.e., Real Estate, Plant and Equipment Revaluation and Real Estate, Plant and Equipment, Allowance for Depreciation Revaluation) are not translated to U.S. dollars, nor reported in financial statements prepared in accordance with U.S. GAAP.

The net difference resulting from translating a foreign currency Balance Sheet to U.S. dollars is recorded and shown in the Foreign Currency Translation Adjustment account (S-P COA #098-20) in the equity section of the Balance Sheet and is not included in the determination of net income for the period. See Financial Manual Policy No. 0406.1 - Translation of Foreign Currencies: Special Situations and Hyper-Inflationary Economies for special situations.

Retained Earnings
-----------------

Retained Earnings are translated to U.S. dollars at a composite exchange rate determined by adding the U.S. dollars of all components of Retained Earnings as follows:

     .    Beginning of Year Balance (S-P COA #095-10) - the U.S. dollar amount
          -------------------------
          reported at the end of the prior year as Retained Earnings-Ending Balance. This figure cannot be restated nor revised. Any changes must be recorded in the retained earnings adjustment account.

     .    Net Income (S-P COA #095-20) - from the Statement of Income.
          ----------------------------

     .    Dividends Declared (S-P COA #095-30/40) - translated and maintained at
          ------------------
          the current bookkeeping exchange rate in effect at the end of the month prior to declaration.

     .   Other Changes (S-P COA #095-90) - translated and maintained at the
         -------------
          historical rate of exchange.

     .  Fixed Asset Revaluation:  Cumulative (S-P COA #096-00) - no U.S. dollar
        ------------------------------------
          equivalent in accordance with U.S. GAAP.

     .  Ending Balance - arrived at by adding the U.S. dollar value of all the
        --------------
          components of Retained Earnings previously described.

Compliance with GAAP
--------------------

Prior to translation, financial statements of subsidiaries must be restated to conform to GAAP in the United States. GAAP requires assets and liabilities denominated in a currency other than the book currency of the subsidiary to be revalued based on the current bookkeeping exchange rates. Any resulting currency gain or loss is included as foreign exchange expense in the determination of net income for the period.

Subsidiaries whose books are kept in U.S. dollars will, at the end of the accounting period, revalue assets and liabilities, including intercompany accounts denominated in a currency other than the book currency of the subsidiary based on the current bookkeeping exchange rate. Any resulting U.S. dollar gain or loss is recorded as foreign exchange expense (S-P COA #820-831) in the determination of net income for the period.

Sale or Liquidation of Foreign Subsidiary
-----------------------------------------

A sale or complete (or substantially complete) liquidation of the assets of a foreign subsidiary requires the recognition in income of all or a portion of the Translation Adjustment account (S-P COA #098-20) attributable to such entity in measuring the gain or loss on sale or liquidation. For example, if 100% ownership of a foreign subsidiary with a debit balance of $1 million in its Translation Adjustment account was sold to a third party, any gain (loss) on the sale would be reduced (increased) by the $1 million.

A partial sale by the parent of a foreign subsidiary's common shares to an
          ----
unrelated party would require that a pro-rata portion (based on the percentage of ownership sold) of the Translation Adjustment account be included in measuring the gain or loss on the sale, even if the sale involves only a minority share in the subsidiary. For example, if the parent sold a 20% share of the subsidiary to a third party, 20% of the Translation Adjustment Account for that subsidiary would be removed from the balance sheet and charged to income (or expense). Therefore, if the subsidiary had a $1 million debit balance in its Translation Adjustment account and 20% of its outstanding stock was sold to another company at a gain of $500,000, the gain would be reduced by a $200,000 charge from recognizing 20% of the Translation Adjustment account into income. This would be reported on the parent company's books.

A liquidation must encompass substantially all of the assets of a subsidiary in
  -----------
order to recognize the Translation Adjustment account in income. If the liquidation is substantially complete even though the legal entity remains, the entire Translation Adjustment account is recognized in income. A liquidation that is not substantially complete (e.g., sale of product line) requires no recognition of the Translation Adjustment account into income. The Translation Adjustment account is recognized in income if the subsidiary is liquidated in substance, not merely form. For example, if a legal entity of the company is liquidated, but the assets and operations of such entity are retained and merely transferred to another Schering-Plough legal entity, no recognition of the Translation Adjustment account into income is required. The issue of liquidation is complex and the financial impact can be significant; therefore, proposed accounting treatment of all potential liquidations must be reviewed and approved by the Corporate Vice President -Controller, or designee, prior to recording an official subsidiary record.


                                 RESPONSIBILITY
                                 --------------

The chief financial officer, or designee of each division/subsidiary is responsible for implementation and adherence to this policy.

                                   SCHEDULE A

                                Priority Screens

                         [CONFIDENTIAL MATERIAL OMITTED
                         AND FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.]